UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                    )

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NxSTAGE MEDICAL, INC.

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NxSTAGE MEDICAL, INC.

350 Merrimack Street

Lawrence, Massachusetts 01843

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2014

To our stockholders:

We invite you to our 2014 Annual Meeting of Stockholders, which will be held at the Lanam Club at 260 North Main Street, Andover, Massachusetts on Thursday, May 22, 2014 at 10:00 a.m., local time. At the annual meeting, stockholders will consider and act upon the following matters:

1. The election of the nine nominees identified in this proxy statement to our Board of Directors;

2. An advisory vote on our named executive officers’ compensation;

3. The ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year;

4. The approval of an amendment to our Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections;

5. The approval of our 2014 Omnibus Incentive Plan and §162(m) material terms for payment; and

6. The transaction of such other business as may properly come before the meeting and any adjournments or postponements.

Only stockholders of record at the close of business on March 24, 2014 are entitled to receive notice of, to attend, and to vote at, the annual meeting.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, we hope you will take the time to vote your shares over the Internet, by telephone or by completing and mailing a proxy card or voting instruction form, as applicable.

By Order of the Board of Directors,

Winifred L. Swan

Secretary

Lawrence, Massachusetts

April     , 2014

NxSTAGE MEDICAL, INC.

350 Merrimack Street

Lawrence, Massachusetts 01843

Proxy Statement for the 2014 Annual Meeting of Stockholders

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and our 2013 annual report to stockholders because the Board of Directors of NxStage Medical, Inc. (NxStage or the Company) is soliciting your proxy to vote at our 2014 annual meeting of stockholders (Annual Meeting) to be held at the Lanam Club at 260 North Main Street, Andover, Massachusetts on Thursday, May 22, 2014 at 10:00 a.m., local time. These materials were first sent to stockholders on April     , 2014.

Who can vote at the annual meeting?

Each share of our common stock that you own as of the close of business on March 24, 2014 (Record Date) entitles you to one vote for each nominee for director and one vote on each other matter considered at the Annual Meeting. As of the Record Date, there were 61,411,375 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How do I vote?

If your shares are registered in your name with our transfer agent, you are a “record holder” of the shares and may vote:

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Over the Internet:    Go to the website www.investorvote.com/NXTM and, using the vote control number printed on your proxy card, access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed. Your shares will be voted according to your instructions. You must submit your Internet proxy by 11:59 p.m. Eastern Time on May 21, 2014, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

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By Telephone:    Call 1-800-652-VOTE (8683) from the United States and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy by 11:59 p.m. Eastern Time on May 21, 2014, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

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By Mail:    Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Computershare Investor Services. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board. Computershare Investor Services must receive your proxy card no later than May 21, 2014, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

•	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide at the Annual Meeting.

If your shares are held for your account by a broker, bank or other nominee, you are a beneficial owner of the shares, which are held in “street name,” and you must follow the voting instructions provided by your broker, bank or other nominee. In most cases, you may submit voting instructions over the Internet or by telephone to your broker, bank or other nominee, or you may complete, sign and return a voting instruction form provided by your broker, bank or other nominee. If you wish to vote in person at the Annual Meeting, you must have a legal proxy from your broker, bank or other nominee issued in your name giving you the right to vote your shares in person.

Can I change my vote?

If your shares are registered in your name with our transfer agent, you may revoke your proxy and change your vote at any time before the Annual Meeting by:

•	Re-voting over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

•	Submitting a new proxy card as instructed above. Only your latest dated proxy card will be counted.

•	Attending the Annual Meeting and voting in person as instructed above. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

If your shares are held for your account by a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee.

Will my shares be voted if I don’t return my proxy or otherwise submit my voting instructions?

If your shares are registered in your name with our transfer agent, your shares will not be voted unless you follow one of the voting procedures described above under “How do I vote?”

If your shares are held for your account by a broker, bank or other nominee, that firm may vote your shares on “routine matters” even if you do not submit voting instructions. Your broker, bank or other nominee cannot, however, vote your shares on “non-routine matters” without receiving your voting instructions. If the firm holding your shares does not receive your voting instructions on a non-routine matter, that firm will inform us or the inspector of elections for the Annual Meeting that it does not have the authority to vote your shares on that matter. This is generally referred to as a “broker non-vote.”

We believe that all of our Annual Meeting matters other than the ratification of our independent registered public accounting firm will be characterized as non-routine matters under applicable rules. We encourage you to provide voting instructions to your broker, bank or other nominee to ensure that your shares will be voted at the Annual Meeting.

How many shares must be present to conduct business at the Annual Meeting?

A majority of the outstanding shares of our common stock as of the Record Date must be present at the Annual Meeting in person or by proxy to conduct business at the Annual Meeting. This is called a quorum. Your shares will be counted for purposes of determining whether a quorum exists if you follow one of the voting procedures described above under “How do I vote?” or are represented in person at the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

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Election of Directors.    The nine nominees for director who receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and broker non-votes are not counted for purposes of electing directors and will not have any effect on the voting results for this matter. You may vote FOR any or all of the nominees or WITHHOLD your vote from any or all of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors and will not affect the voting results for this matter.

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Advisory Vote on Executive Compensation.    Because this matter asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee will take the voting results into account when making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of our Compensation Committee’s deliberations.

•	Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of shares present in person or represented by proxy and voting at the Annual Meeting is required to ratify our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year. Abstentions will not have any effect on the voting results for this matter. Brokers, banks and other nominees generally have discretionary authority to vote on this matter; thus, we do not expect any broker non-votes on this matter.

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Approval of By-law Amendment to Adopt Majority Voting Standard.    The affirmative vote of the holders of at least 75% of the shares outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections. Abstentions and broker non-votes will have the effect of votes against this matter.

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Approval of 2014 Omnibus Incentive Plan and §162(m) Terms.    The affirmative vote of the holders of a majority of shares present in person or represented by proxy and voting at the Annual Meeting is required to approve our 2014 Omnibus Incentive Plan and the §162(m) material terms for payment. Abstentions and broker non-votes will not have any effect on the voting results for this matter.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) within four business days after the end of the Annual Meeting. You may obtain a copy of the Form 8-K by sending a written request to: Investor Relations, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843. You will also be able to find a copy of the Form 8-K through our website, www.nxstage.com, under the Investor Relations — SEC Filings subsection of the Our Company section of the site, or through the SEC’s EDGAR database at www.sec.gov.

Who will bear the costs of soliciting proxies?

NxStage will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and other electronic means and in person, without receiving additional compensation for any such solicitation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders To Be Held on May 22, 2014: The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement, 2013 Annual Report to Stockholders, and directions to our Annual Meeting are available at http://ir.nxstage.com/annual-proxy.cfm.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board has nominated for election at the Annual Meeting the nine director nominees listed in this proxy statement. All nominees are currently members of our Board. If elected, the nominees will hold office until our 2015 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the shares of our common stock represented by proxies may be voted for a substitute nominee designated by our Board, in compliance with all applicable state and federal laws and regulations.

The biographies of each of the nominees below contains information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that the nominee should serve as a director. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment of service to NxStage and our Board. In addition, we value their significant experience on other company boards of directors and board committees.

Director Nominees

Jeffrey H. Burbank, 51, has been our Chief Executive Officer and a director of NxStage since he founded the Company in 1998. Mr. Burbank has over 25 years of in-depth management experience with companies developing, marketing and manufacturing products for end-stage renal disease patients. He has led NxStage since its inception, guiding it through all of its developmental phases to the successful initiation and rapid growth of commercial activities, its initial public offering, and the acquisition of Medisystems Corporation. Prior to founding NxStage, Mr. Burbank co-founded Vasca, Inc., a company providing innovative implantable access devices, where he was the President and Chief Executive Officer, as well as Chairman of its board of directors. He gained significant renal industry experience during his nine years in the renal division at Gambro, Inc., a medical technology company, where his last position was Director of Marketing and Advanced Technologies. During his career he has been an inventor on over 50 U.S. patents for medical devices. Mr. Burbank brings entrepreneurial skill, leadership, and technical and medical device experience in the renal dialysis industry to our Board.

Robert G. Funari, 66, has been a director of NxStage since January 2013 and currently serves as Chairman of our Board and Chair of our Nominating and Corporate Governance Committee. Mr. Funari served as Chief Executive Officer and Chairman of the board of directors of Crescent Healthcare, a provider of integrated pharmacy and nursing solutions in alternate site settings, from 2004 until its acquisition by Walgreens in February 2012. Prior to joining Crescent Healthcare, Mr. Funari was Executive Vice President and Chief Operating Officer at Syncor International Corporation, a publicly-traded radiopharmacy services company, from 1993 to 1996 and also served as its President and Chief Executive Officer from 1996 to 2003. Mr. Funari was Executive Vice President and General Manager of the drug company for McKesson, Inc., a provider of pharmaceuticals, medical supplies and healthcare information technologies, and spent more than 18 years in a broad range of leadership positions at Baxter International Inc., a health care company. Mr. Funari served as a director of Beckman Coulter, Inc., a diagnostics and life sciences company, where he was a member of the compensation committee from 2005 to December 2011, as well as a director of Pope and Talbot, Inc., a forest products company, where he was on the governance and compensation committees from 2001 to 2008. He also served as a director of First Consulting Group from 2004 to 2008 and a director of Bay Cities National Bank from 1994 to September 2010, where he also served as Chairman from 2007 to September 2010. He currently sits on the boards of directors of a number of non-profit and private companies and is a member of the RAND Healthcare Board of Advisors. Mr. Funari received the Ernst & Young Entrepreneur of the Year 2010 Award in the turnaround category in Orange County/Desert cities. Mr. Funari’s executive leadership, particularly in the healthcare industry, and proven track record of strategic planning and implementation uniquely qualifies him to serve on our Board.

Daniel A. Giannini, 64, has served as a director of NxStage since 2005 and currently serves as Chair of our Audit Committee. He also serves as a director on several private and non-profit company boards. Mr. Giannini retired in 2005 after a more than 30-year career as a Certified Public Accountant with PricewaterhouseCoopers LLP, an auditing and professional services firm. During his last five years at PricewaterhouseCoopers, Mr. Giannini served as an audit partner and led the firm’s Atlanta office’s Technology, Information, Communications and Entertainment practice. Mr. Giannini brings corporate governance, internal control and financial reporting experience to our Board.

Earl R. Lewis, age 70, has served as a director of NxStage since 2008. Mr. Lewis has served as Chairman of the board of directors of Flir Systems Inc., a manufacturer of thermal imaging and infrared camera systems, since 2000 and is a Senior Consultant with the company, and also served as its Chief Executive Officer and President from 2000 to May 2013. Mr. Lewis also serves as Chairman of the board of directors of Harvard BioScience, Inc., a manufacturer of scientific instruments. Prior to 2000, he served as Chief Executive Officer and President of Thermo Instrument Systems, Inc., a manufacturer of detection instruments. He also served Thermo Instrument Systems in various executive capacities, including President and Chief Operating Officer, Chief Executive Officer and President of Thermo Optek Corp., and President of Thermo Jarrell Ash Corp. Mr. Lewis is a trustee of Clarkson University and New Hampton School. Previously, he served on the board of directors of American DG Energy, Inc., an on-site power generation company, from 2005 to December 2011. Mr. Lewis has a professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group. Mr. Lewis brings leadership, general management, and large public company operational, financial and corporate experience to our Board.

Jean K. Mixer, 47, has served as a director of NxStage since November 2012. Ms. Mixer has served as Vice President of Strategy of Boston Children’s Hospital since January 2014. From 2005 to January 2014, she served as Chief Executive Officer of Mixerconsulting, which has helped organizations grow through strategic and organizational work. From 1992 to 2004, she was at The Boston Consulting Group, a management consulting firm, where she also served as partner. Before that, Ms. Mixer was an officer at J.P. Morgan, a financial services firm. From 2006 to January 2014, Ms. Mixer was a director on the board of the Cambridge Trust Company, a commercial bank, where she also served as a member of the board’s executive committee and chair of its compensation committee. She is also an overseer at the Boys and Girls Clubs of Boston and has served as the chair of its human resources committee. Formerly, she served on the Business Round Table Committee on National Health Care Reform. Ms. Mixer brings over 25 years of public company experience including with respect to strategy, mergers and acquisitions, finance, leadership, and governance to our Board.

Craig W. Moore, 69, has served as a director of NxStage since 2002 and currently serves as Chair of our Compensation Committee. Since January 2012, Mr. Moore has served as Chairman of the board of directors of Cesca Therapeutics Inc, a regenerative medicine company, and is also chair of its audit committee and a member of its compensation committee. From 1992 to 2006, Mr. Moore served on the board of Biologic System Corp., a provider of electrodiagnostic systems. From 1986 to 2001, Mr. Moore was Chairman of the board of directors and Chief Executive Officer of Everest Healthcare Services Corporation, a dialysis provider. Since 2001, Mr. Moore has acted as a consultant to various companies in the healthcare services industry. From 1986 through 2001, Mr. Moore was President of Continental Health Care, Ltd., an extracorporeal services and supply company, and from 1990 to 2004, he was President of New York Dialysis Management, a dialysis management business. Mr. Moore also serves as a director on several private company boards. Mr. Moore brings leadership and corporate and dialysis services industry experience to our Board.

Reid S. Perper, 54, has served as a director of NxStage since 2005. Since May 2011, Mr. Perper has been a Senior Advisor supporting European investments with Health Evolution Partners, a healthcare focused private equity firm. From 2008 to 2013, Mr. Perper was a founder and partner of MCT Advisors LLP, a London based financial advisory firm. From 2004 to 2009, Mr. Perper was Managing Director of Healthcare Investment Partners LLC, a healthcare focused private equity firm. From 2000 to 2003, Mr. Perper was a Managing Director and Co-Head of Europe for CSFB Private Equity, a private equity management firm. Prior to joining CSFB Private Equity, Mr. Perper was a Managing Director of DLJ Merchant Banking Partners, a private equity investment firm. Mr. Perper joined investment banking firm Donaldson, Lufkin & Jenrette in 1988. Mr. Perper also served as an investment professional for the investment management firm Caxton Europe Asset Management Ltd. from 2004 to 2005. Mr. Perper brings over 25 years of experience in private equity, as well as strategic and capital market experience, particularly within medical devices, healthcare services, pharmaceuticals and biotechnology, to our Board.

Jay W. Shreiner, 64, has served as a director of NxStage since June 2013. Mr. Shreiner served as Interim Chief Financial Officer for Behavioral Centers of America, a healthcare company, from April 2012 until its acquisition by Acadia Healthcare in December 2012. Before that, Mr. Shreiner served as Executive Vice

President and Chief Financial Officer of RehabCare Group, Inc., a publicly traded healthcare services company, from March 2006 until its acquisition by Kindred Healthcare in June 2011. Previously, Mr. Shreiner worked with Ernst & Young LLP, an auditing and professional services firm, and the B.F. Goodrich Company, a tire manufacturer, and spent 16 years at the Kellogg Company, a food manufacturing company, where he served on the company’s Global Strategic Leadership Team. Mr. Shreiner has also served as Chief Financial Officer for several private companies within the portfolio of Austin Ventures, a private equity firm. Mr. Shreiner served on the board of directors of Global Partnership for Afghanistan from January 2012 to January 2014. Mr. Shreiner brings operational and financial expertise within the healthcare services industry to our Board.

Barry M. Straube, M.D., 65, has served as a director of NxStage since July 2011. Since September 2011, Dr. Straube has been a Director with The Marwood Group, a healthcare advisory, research and financial services firm. From April 2005 to February 2011, Dr. Straube served as Chief Medical Officer for the Centers for Medicare & Medicaid Services (CMS). While serving as Chief Medical Officer for CMS, Dr. Straube was also Director of the CMS Office of Clinical Standards & Quality. From 2000 to 2005, Dr. Straube served as CMS Regional Chief Medical Officer for California, Arizona, Nevada, Hawaii and far Pacific Territories. From 1995 to 2000, Dr. Straube was Vice President of Quality Improvement at Health Net, a publicly traded managed care organization. Dr. Straube is Board-Certified in Internal Medicine and Nephrology. He also sits on a number of scientific advisory boards in the pharmacology, biotechnology and medical technology arenas, and several medical advisory boards of kidney disease patient advocacy groups. As both a nephrologist and the former most senior clinical advisor to CMS, Dr. Straube brings extensive industry experience and leadership in policymaking to our Board.

Our Board recommends a vote FOR the election of each director nominee named above.

PROPOSAL 2 — ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICERS’

COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), we are seeking stockholder input on our named executive officers’ compensation as disclosed in this proxy statement.

As we describe in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. In addition to driving performance over time, our emphasis on performance-based compensation which covers both the near- and long-term helps to discourage excessive risk-taking by management. Also, using equity instruments as a meaningful portion of our named executive officers’ total compensation not only helps to align management incentives with the enhancement of long-term stockholder value, but also furthers our corporate goal of preserving cash.

In order to establish a strong link between executive pay and corporate performance, our Compensation Committee chose to continue to put a significant percentage of our named executive officers’ 2013 compensation at risk under our performance-based Corporate Bonus and Performance Share Plans. Potential payouts under these plans represented between 20% and 53% of our named executive officers’ total compensation for 2013. Although we achieved record revenues and made significant progress across a number of strategic initiatives in 2013, we did not meet the minimum performance metrics under our Corporate Bonus and Performance Share Plans that were set at the beginning of 2013 and, accordingly, our named executive officers did not receive any payouts under either plan.

Our Compensation Committee oversees our executive compensation program and has primary responsibility for reviewing, setting and approving the compensation of our named executive officers. In fulfilling this responsibility, our Compensation Committee relies on three key elements: market referencing, performance considerations, and judgment by our Compensation Committee and Chief Executive Officer. Our Compensation Committee also engages an independent compensation consultant to assist the Committee with executive compensation matters. These elements are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Our executive compensation program consists of fixed compensation elements, such as base salary and employment benefits, and variable at-risk performance-based elements, such as annual and long-term incentives.

Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives, while our variable at-risk performance-based compensation elements are designed to reward exceptional performance and promote long-term stockholder value creation. Additional details about these elements of compensation and the design of our 2013 executive compensation program are provided in the Compensation Discussion and Analysis section of this proxy statement

We believe that our overall compensation approach enables us to remain competitive with our industry peers while ensuring that our executives are appropriately incentivized to deliver both near- and long-term results.

For these reasons, our Board is asking stockholders to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for its 2014 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and our Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Our Board has determined to hold an advisory vote on our named executive officers’ compensation annually, with the next such vote to occur at the 2015 annual meeting of stockholders. We expect the next stockholder advisory vote on the frequency of such advisory vote to be held at the 2017 annual meeting of stockholders.

Our Board recommends an advisory vote FOR our named executive officers’ compensation.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young has served as our independent registered public accounting firm since 2002. Information about Ernst & Young’s fees and services for 2013 and 2012 is provided in the Corporate Governance — Fees of Independent Registered Public Accounting Firm section of this proxy statement.

Although stockholder approval of the selection of Ernst & Young is not required, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, our Audit Committee will reconsider its selection of Ernst & Young. Even if the selection is ratified, our Audit Committee retains the ability to change the engagement of Ernst & Young if it determines that a change is in NxStage’s best interest. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Our Board recommends a vote FOR the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 4 — AMENDMENT TO BY-LAWS TO ADOPT MAJORITY VOTING STANDARD IN
UNCONTESTED DIRECTOR ELECTIONS

Under our by-laws, directors are currently elected by a plurality vote. Under this standard, director nominees with the most votes cast in their favor are elected, up to the number of directors to be elected at a meeting, notwithstanding any withheld votes.

Our Board recommends that our by-laws be amended to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard. Under the proposed majority voting standard, a nominee for director in an uncontested election will be elected to our Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Under Delaware law, an incumbent director who fails to receive the vote required for reelection “holds over,” or continues to serve as a director until his or her successor is elected and qualified, or until his or her earlier resignation or removal. To address the “hold over” issue, the proposed by-law amendment provides that an incumbent director who does not receive the number of votes required for reelection must promptly tender his or her resignation. Our Board would then need to determine whether to accept or reject the resignation within 90 days after certification of the election results and publicly disclose its decision in a filing with the SEC. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality standard would continue to apply and the nominees receiving the most votes would be elected.

If the proposed by-law amendment is not approved, the existing plurality voting standard in our by-laws will remain in effect.

In furtherance of our commitment to strong corporate governance and to ensuring that stockholders are afforded a meaningful role in the election of directors, our Board has approved and recommends that our stockholders vote in favor of the proposed by-law amendment. Our Board also recognizes that a majority voting standard will preclude the election of directors who do not have broad acceptance among our stockholders and may enhance each director’s accountability to our stockholders. As a result, our Board has determined that a majority voting standard for uncontested elections for directors would be in the best interests of NxStage and our stockholders.

If approved, the by-law amendment would be effective immediately. The new majority voting standard would be applicable to the election of our directors at the 2015 annual meeting of stockholders (if uncontested) and to any earlier uncontested election of directors occurring after the amendment becomes effective.

The proposed by-law amendment is set forth in Appendix A to this proxy statement. Stockholders should refer to Appendix A for the full text of the proposed by-law amendment.

Our Board recommends a vote FOR the amendment to our Amended and Restated By-laws to adopt a majority voting standard for uncontested director elections.

PROPOSAL 5 — APPROVAL OF 2014 OMNIBUS INCENTIVE PLAN AND §162(m) MATERIAL
TERMS FOR PAYMENT

We are asking our stockholders to consider and to approve this proposal regarding the NxStage Medical, Inc. 2014 Omnibus Incentive Plan (2014 Omnibus Incentive Plan or 2014 Plan). Upon recommendation of our Compensation Committee, on April 9, 2014, our Board adopted the 2014 Plan, to be effective upon approval by our stockholders at the Annual Meeting.

Our Board has proposed approval of the 2014 Plan by our stockholders, among other things, to:

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Replace the NxStage Medical, Inc. 2005 Stock Incentive Plan, as amended (2005 Plan). If our stockholders approve the 2014 Plan, the 2005 Plan will be frozen, and no additional awards will be granted thereunder.

•	Make 5,600,000 shares of our common stock available for future grants under the 2014 Plan (together with any unissued shares that may carry over from the 2005 Plan).

•	Establish the material terms of performance-based compensation under the 2014 Plan as required by §162(m) of the Internal Revenue Code (Code).

We are asking our stockholders to approve the 2014 Plan in order to comply with applicable NASDAQ rules and, to the extent permitted by law, to preserve the tax deductible status under §162(m) of the Code for certain performance-based awards that may be granted under the 2014 Plan. The 2014 Plan will become effective on the date it is approved by our stockholders, if it is approved by our stockholders. If our stockholders do not approve the 2014 Plan, compensatory equity-based grants to our key personnel will continue to be made under the 2005 Plan to the extent of the shares of common stock available for issuance under that plan.

Our Board believes that approval of the 2014 Plan is in the best interests of NxStage and our stockholders by allowing us to continue to grant equity-based compensation to our key personnel. Our Board believes that the achievement of long-term objectives and employee retention are fostered through equity awards that vest over time. By approving the 2014 Plan, our stockholders will enable us to continue offering a competitive compensation package that is linked to our common stock performance and to continue recruiting and retaining highly-qualified officers, key employees, non-employee directors, consultants and advisers. Our Board believes that if this proposal is not approved, our ability to align the interests of key personnel with stockholders through equity-based compensation would be compromised, which would disrupt our compensation program and impair our ability to recruit and retain key personnel. In addition, if we could not offer equity compensation, we would have to increase our use of cash compensation which likely would adversely affect our business plans and operations.

Equity Utilization

If approved by stockholders, the 2014 Plan would make 5,600,000 shares of our common stock available for future grants together with any unissued shares that may carry over from the 2005 Plan. We believe that this represents an appropriate share increase at this time. In determining the number of shares to make available under the 2014 Plan, our Board and Compensation Committee considered a number of factors, including the size and composition of our work force, our business plans, historic stock price and volatility, compensation program design, proxy advisory firm guidelines, and our equity utilization rates summarized below. Radford, our Compensation Committee’s independent compensation consultant, reviewed the share request in the context of NxStage’s business needs and indicated to our Compensation Committee that such request should be considered reasonable when compared to peer group and broader industry practices.

As of March 15, 2014 (Measurement Date), we had only 39,261 shares available for future grants under the 2005 Plan, with the following outstanding grants under the 2005 Plan:

Unvested Restricted Stock Units	Stock Options	Unearned Performance Shares[1]	Total Shares Under Outstanding Grants
770,460	5,318,931	369,136	6,458,527

(1)	Assumes achievement of the highest performance conditions.

As of the Measurement Date:

•	The unvested restricted stock units listed in the table above were scheduled to vest as follows: 74,346 in 2014; 239,024 in 2015; 228,360 in 2016; 170,202 in 2017; and 58,528 in 2018.

•

Of the stock options listed in the table above, 3,644,195 stock options were vested, with the remainder scheduled to vest as follows: 433,976 in 2014; 499,286 in 2015; 435,362 in 2016; 257,989 in 2017; and 48,123 in 2018.

•	The weighted-average exercise price of all such outstanding stock options was $11.36 and their weighted-average remaining term was 4.51 years.

•

Our outstanding awards and shares available for future grants under the 2005 Plan (commonly referred to as “overhang”) represented approximately 10.6% of our 61,400,511 outstanding shares. If the 2014 Plan were approved by our stockholders, the additional 5,600,000 shares under the plan would increase our overhang at such time to 19.7%.

Our rates of equity grants and forfeitures during the past three years are summarized in the following table:

Year	Shares Granted	Shares Forfeited	Gross Burn Rate[1]
2011	813,495	69,380	2.10%
2012	912,776	180,906	2.35%
2013	1,475,380	481,050	3.05%

(1)	Excludes the effect of forfeitures.

Awards under the 2014 Plan would be granted at the discretion of our Compensation Committee. As of the date of this proxy statement, future awards under the 2014 Plan have not been determined. We use equity as part of our compensation program to achieve a number of important goals, including aligning our key personnel with appropriate business risk and the long-term interests of our stockholders, preserving cash, and providing true “pay for performance” by putting a significant portion of our key personnel’s pay at risk and directly linking the realized value of awards to our stock price. The size of equity awards is based on a number of factors, including the individual’s performance, the amount of equity previously awarded to the individual, retention considerations, the vesting of such awards, management recommendations and peer group data. Our Compensation Committee generally delivers long-term performance-based compensation through annual grants of performance shares and stock options. The total targeted value for such performance-based compensation generally is split equally between grants of stock options and performance shares to align our equity compensation program with peer group and broader industry practices and to promote both near- and long-term value creation for our stockholders. Because the shares of stock that are issued upon the vesting of performance shares have a built-in value at the time of grant, we generally grant significantly fewer performance shares than the number of stock options we would grant for a similar purpose. For additional information about how we use equity instruments to achieve the objectives of our executive compensation program, please read the Compensation Discussion and Analysis section of this proxy statement.

Principles of the 2014 Plan

The 2014 Plan is intended to (1) provide eligible persons with an incentive to contribute to the success of NxStage and to operate and manage our business in a manner that will provide for our long-term growth and profitability to benefit our stockholders and other important stakeholders, including our employees and customers, and (2) provide a means of recruiting, rewarding and retaining key personnel. To this end, the 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms of the 2014 Plan. Stock options granted under the 2014 Plan may be non-qualified stock options or incentive stock options, except that incentive stock options are only available to our employees.

Description of the 2014 Plan

A summary of the material terms of the 2014 Plan is set forth below. This summary, however, does not purport to be a complete description of all of the provisions of the 2014 Plan and is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached as Appendix B to this proxy statement and which is incorporated by reference into this proposal. Stockholders should refer to Appendix B for a more complete description of the 2014 Plan.

Effective Date and Term.    Subject to our stockholders’ approval at the Annual Meeting, the 2014 Plan will become effective as of the date it is approved by our stockholders (Effective Date). The 2014 Plan will expire on the day preceding the 10th anniversary of the Effective Date, unless terminated earlier.

Administration of the 2014 Plan.    The 2014 Plan will be administered by our Compensation Committee, and our Compensation Committee will determine all terms of awards under the 2014 Plan. Each member of our Compensation Committee must be both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of §162(m) of the Code and, for so long as our common stock is listed on the NASDAQ Stock Market, an “independent director” within the meaning of the NASDAQ Listing Rules. During any period of time in which we do not have a compensation committee, the 2014 Plan will be administered by our Board or another committee appointed by our Board. In addition, subject to the 2014 Plan and applicable law, (1) our Board retains the authority under the 2014 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2014 Plan and (2) our Compensation Committee may delegate to a designated officer the power and authority to grant awards to non-executive employees. References below to our “Compensation Committee” include a reference to our Board, another committee appointed by our Board, or the designated officer for those periods in which our Board, such other committee appointed by our Board, or such designated officer is acting.

Except where the authority to act on such matters is specifically reserved to our Board under the 2014 Plan or applicable law, our Compensation Committee will have full power and authority to interpret and construe all terms of the 2014 Plan, any award, or any award agreement, and to make all related determinations, including the power and authority to:

•	designate recipients of awards;

•	determine the type or types of awards to be made to a recipient;

•	determine the number of shares of common stock or amount of cash subject to an award;

•	establish the terms and conditions of each award;

•	prescribe the form of each award agreement; and

•

subject to limitations in the 2014 Plan (including the prohibition on repricing of stock options and stock appreciation rights without stockholder approval), amend, modify, or supplement the terms of any outstanding award.

Awards.    The following types of awards may be made under the 2014 Plan, subject to the limitations set forth in the 2014 Plan:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	unrestricted stock;

•	dividend equivalent rights;

•	performance shares and performance-based awards;

•	other equity-based awards; and

•	cash bonus awards.

The 2014 Plan provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions that would otherwise apply under the 2014 Plan in the absence of the different terms and conditions in the award agreement. Awards under the 2014 Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2014 Plan, other awards under another compensatory plan of NxStage or any of its affiliates (or any business entity that has been a party to a transaction with NxStage or any of the NxStage’s affiliates), or other rights to payment from NxStage or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. Our Compensation Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by our Compensation Committee. Awards under the 2014 Plan generally will be granted for no consideration other than services provided by the recipient.

Eligibility.    Employees and non-employee directors of NxStage and its affiliates are eligible to receive awards under the 2014 Plan. As of the date of this proxy statement, our compensation programs would contemplate that approximately 450 individuals may become eligible to receive an award under the 2014 Plan, including our five executive officers and eight non-employee directors. In addition, consultants and advisors who perform services for NxStage or its affiliates may receive awards under the 2014 Plan.

Share Authorization and Usage.    The maximum number of shares of common stock that may be issued under the 2014 Plan, consisting of authorized but unissued shares, will be equal to the sum of (1) 5,600,000 shares of common stock, plus (2) the number of shares of common stock available for future awards under the 2005 Plan as of the Effective Date, plus (3) the number of shares of common stock related to awards outstanding under the 2005 Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. The maximum number of shares of common stock available for issuance pursuant to incentive stock options granted under the 2014 Plan will be the same as the number of shares of common stock available for issuance under the 2014 Plan.

Shares of common stock that are subject to awards other than stock options or stock appreciation rights will be counted against the 2014 Plan share limit as 1.62 shares for every one share subject to the award. Shares of common stock that are subject to awards of stock options or stock appreciation rights will be counted against the 2014 Plan share limit as one share for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the 2014 Plan will be counted against the aggregate number of shares available for issuance under the 2014 Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.

If any awards under the 2014 Plan or the 2005 Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards under the 2014 Plan or the 2005 Plan are forfeited or expire or otherwise terminate without the delivery of any shares of common stock, the shares subject to such awards will again be available for purposes of the 2014 Plan in the same amount as such shares were counted against the share limit. However, the number of shares of common stock available for issuance under the 2014 Plan will not be increased by the number of shares of common stock (1) tendered or withheld in connection with the purchase of shares of common stock upon, or our tax withholding obligations arising from, exercise of a stock option or stock appreciation right or (2) purchased by us with the proceeds from stock option exercises.

The number and kinds of shares of common stock for which awards may be made under the 2014 Plan, including the limit described above and the performance-based limits described below, will be adjusted proportionately and accordingly by our Compensation Committee if the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of NxStage on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by NxStage.

Fair Market Value Determination.    For so long as our common stock remains listed on the NASDAQ Stock Market (or listed on another established national or regional stock exchange or traded on another established securities market), the fair market value of a share of common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of common stock will be the closing price of the common stock on the next preceding date for which such quotation exists. On March 24, 2014, the closing price of our common stock as reported on the NASDAQ Stock Market was $13.03 per share.

If our common stock is not listed on an established national or regional stock exchange or traded on another established securities market, our Compensation Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

No Repricing.    Except in connection with a corporate transaction involving NxStage (including any stock dividend, distribution of cash, common stock, other securities, or other property, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities, or similar transaction), we may not, without obtaining stockholder approval, (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights, (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current fair market value of a share of common stock in exchange for cash or other securities.

Stock Options.    The 2014 Plan permits our Compensation Committee to grant incentive stock options (under §422 of the Code) and stock options that do not qualify as incentive stock options. The exercise price of each stock option will be determined by our Compensation Committee; provided that the exercise price cannot be less than 100% of the fair market value of a share of our common stock on the date on which the stock option is granted.

The term of a stock option cannot exceed ten years from the date of grant. Our Compensation Committee determines at what time or times each stock option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which stock options may be exercised. Stock options may be made exercisable in installments. The vesting and exercisability of stock options may be accelerated by our Compensation Committee.

To the extent that the aggregate fair market value of shares of common stock determined on the date of grant with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the stock option will be treated as a non-qualified stock option.

Awards of stock options are nontransferable, except (1) for transfers by will or the laws of descent and distribution or (2) if authorized in the applicable award agreement, for transfers of non-qualified stock options, not for value, to family members pursuant to the terms and conditions of the 2014 Plan.

Stock Appreciation Rights.    The 2014 Plan permits our Compensation Committee to grant stock appreciation rights, which are a right to receive a number of shares or, in the discretion of our Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares of our common stock underlying the right during a stated period specified by our Compensation Committee. Stock appreciation rights may be granted in conjunction with all or a part of any stock option or other award granted under the 2014 Plan, or without regard to any stock option or other award. Our Compensation Committee will determine at the stock appreciation right grant date or thereafter the time or times at which and the circumstances under which a stock appreciation right may be exercised in whole or in part, the time or times at which and the circumstances under which a stock appreciation right will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares of our common stock will be delivered or deemed delivered to recipients, and any other terms or conditions of any stock appreciation right. Exercisability of stock appreciation right may be subject to future service requirements, to the achievement of one or more of the performance measures described below, or to such other terms and conditions as our Compensation Committee may impose.

Upon exercise of a stock appreciation right, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of our common stock on the exercise date over the exercise price of the stock appreciation right, as determined by our Compensation Committee. The exercise price of the stock appreciation right may not be less than the fair market value of a share of our common stock on the grant date.

Awards of stock appreciation rights are nontransferable, except (1) for transfers by will or the laws of descent and distribution, or (2) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2014 Plan.

Restricted Stock and Restricted Stock Units.    The 2014 Plan permits our Compensation Committee to grant restricted stock and restricted stock units. Subject to the provisions of the 2014 Plan, our Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of common stock subject to the award. Restricted stock and restricted stock units may vest solely by the passage of time or pursuant to achievement of performance goals, and the restrictions and the restricted period may differ with respect to each award of restricted stock and restricted stock units. An award will be subject to forfeiture if events specified by our Compensation Committee occur before the lapse of the restrictions. A recipient of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends, except to the extent limited by our Compensation Committee. Recipients of restricted stock units will have no voting or dividend rights or other rights associated with share ownership, although our Compensation Committee may award dividend equivalent rights on such units.

Our Compensation Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted stock and restricted stock units to forfeiture and repayment obligations if the underlying awards are forfeited before they vest. Recipients will not vest in dividends paid on performance-based awards of restricted stock or in dividend equivalent rights paid on performance-based awards of restricted stock units and will be required to forfeit and repay to us such dividends and dividend equivalent rights if the performance goals for the underlying awards are not achieved or such awards otherwise do not vest.

During the period, if any, when stock awards are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by our Compensation Committee, a participant is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or restricted stock units.

Forms of Payment.    The exercise price for any stock option or the purchase price (if any) for restricted stock is generally payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides, by the surrender of shares of common stock with an aggregate fair market value, on the date on which the stock option is exercised, equal to the exercise price, (3) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by us, or (4) to the extent the award agreement provides and unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise and service to NxStage or its affiliates.

Dividend Equivalent Rights.    The 2014 Plan permits our Compensation Committee to grant dividend equivalent rights, which are rights entitling the recipient to receive credits for cash distributions that would be paid if the recipient had held a specified number of shares of common stock underlying the right. Our Compensation Committee may grant rights to dividend equivalents to a recipient in connection with an award under the 2014 Plan, or without regard to any other award, except that no dividend equivalent right may be granted in connection with, or related to, a stock option or stock appreciation right. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement.

Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of common stock, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of our common stock on the reinvestment date. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination thereof, in a single installment or in multiple installments, as determined by our Compensation Committee.

A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award that vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved and the underlying award vests.

Performance-Based Awards.    The 2014 Plan permits our Compensation Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by our Compensation Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of common stock that is established by our Compensation Committee at the time of grant. Our Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value or number of performance-based awards that will be paid out to a recipient. The performance goals generally will be based on one or more of the performance measures described below. Our Compensation Committee will establish the performance periods for these performance-based awards. As described below, the 2014 Plan is designed to permit our Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of §162(m) of the Code.

Unrestricted Stock.    The 2014 Plan permits our Compensation Committee to grant (or sell at the par value of a share of our common stock or such other higher purchase price determined by our Compensation Committee) an award to any recipient pursuant to which such recipient may receive shares of our common stock free of any restrictions under the 2014 Plan.

Other Equity-Based Awards.    The 2014 Plan permits our Compensation Committee to grant other types of stock-based awards under the 2014 Plan. The terms and conditions that apply to other equity-based awards are determined by our Compensation Committee and may be granted with vesting, value, and payment contingent upon the achievement of one or more performance goals.

Recoupment.    Any award granted pursuant to the 2014 Plan will be subject to mandatory repayment by the recipient to us to the extent required by any law, rule, or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, or regulation.

Change in Control.    If NxStage experiences a change in control, except for performance-based awards, 50% of all outstanding awards will vest. In the case of performance-based awards denominated in common stock or restricted stock units, if more than half of the performance period has lapsed, 50% of the performance-based award will be earned and will vest based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, 50% of the performance-based award will be earned and will vest as if target performance were achieved. If a change in control occurs and the participant’s employment with us or our succeeding corporation is terminated by us or the succeeding corporation without cause or the participant terminates his or her employment for good reason within one year of the change in control, the remaining 50% of such awards will be earned and will vest.

A change in control occurs under the 2014 Plan if:

•

a person, entity, or group (with certain exceptions) acquires the beneficial ownership of more than 50% of either (1) the then outstanding shares of our common stock or (2) the total combined voting power of our then outstanding securities entitled to vote generally in the election of directors; but, a change in control will not include any acquisition directly from NxStage or any acquisition by any corporation pursuant to a “Business Combination” (defined below) that meets the exception set forth below;

•

individuals who, when the 2014 Plan is adopted, constitute our Board (Continuing Directors) cease for any reason to constitute a majority of our Board (or the board of directors of a successor corporation to NxStage), treating any individual whose election or nomination was approved by a majority of the Continuing Directors as a Continuing Director for this purpose;

•

consummation of a merger, consolidation, reorganization, recapitalization, or share exchange involving NxStage or a sale or other disposition of all or substantially all of NxStage’s assets (Business Combination), unless (1) the beneficial owners of our outstanding shares of common stock and outstanding voting securities immediately prior to such transaction own, directly or indirectly, more than 50% of the then outstanding shares of our common stock and the combined voting power of the then outstanding securities of the resulting or acquiring corporation (Acquiring Corporation) in substantially the same proportions as before the transaction and (2) no person (with certain exceptions) owns, directly or indirectly, 50% or more of the then outstanding shares of the Acquiring Corporation or the combined voting power of the then outstanding voting securities of the Acquiring Corporation, unless such ownership existed before the transaction; or

•	NxStage is liquidated or dissolved.

Amendment and Termination.    Our Board may amend, suspend, or terminate the 2014 Plan at any time; provided, that with respect to awards already granted under the 2014 Plan, no amendment, suspension, or termination of the 2014 Plan will, without the consent of the recipient, impair the rights or obligations under any such award. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements and must approve any amendment that changes the no-repricing provisions of the 2014 Plan.

Section 162(m) Performance-Based Compensation Terms

Stockholder approval of this proposal is intended to permit the stock-based awards and cash incentive compensation paid to our covered executive officers under the 2014 Plan to constitute qualified performance-based compensation for purposes of §162(m) of the Code and the rules and regulations issued under that section and to enable us to deduct such compensation for federal income tax purposes if the requirements of §162(m) of the Code, in addition to stockholder approval, are satisfied. Stockholder approval of this proposal will constitute approval of the §162(m) performance-based compensation terms described below, which consist of provisions relating to (1) the persons eligible to receive performance-based compensation under the 2014 Plan, (2) the maximum amount of performance-based compensation that may be paid under the 2014 Plan during a specified period to any eligible person, and (3) the performance criteria that may be used under the 2014 Plan to establish performance goals as a condition to the payment of the performance-based awards. However, even if this proposal is approved, our Compensation Committee may exercise its discretion to award compensation under the 2014 Plan that would not qualify as qualified performance-based compensation under §162(m) of the Code, and in doing so may in its discretion choose not to attach any performance-based criteria to an award or choose to employ performance criteria that are not among the list of performance goals set forth below.

Eligibility.    §162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its principal executive officer or any of the three other most highly-compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Exchange Act. Under the Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Code. To constitute qualified performance-based compensation, the compensation we pay to our covered executive officers must be paid solely on account of the achievement of one or more objective performance goals, from the list set forth below, established in writing by our Compensation Committee while the achievement of such goals is substantially uncertain. All of our employees, including our covered executive officers, are eligible to receive performance-based awards under the Plan, as are our non-employee directors and consultants and advisors who perform services for us.

Maximum Payment to Eligible Persons.    The 2014 Plan contains limitations on the number of shares of common stock available for issuance with respect to specified types of awards. The maximum number of shares of common stock subject to stock options or stock appreciation rights that may be issued under the 2014 Plan to any person is 1,000,000 shares in any single calendar year. The maximum number of shares of common stock that may be issued under the 2014 Plan to any person pursuant to an award other than a stock option or stock appreciation right is 1,000,000 shares in any single calendar year. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of 12 months or less to any person eligible for an award is $3,000,000, and the maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of greater than 12 months to any person eligible for an award is $5,000,000.

Performance Measures.    The 2014 Plan authorizes the establishment of performance goals based on any one or more of the following performance measures:

•	net earnings, net income or net loss;

•	operating earnings or loss;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation, and/or amortization;

•

earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (1) stock-based compensation expense, (2) income from discontinued operations, (3) gain on cancellation of debt, (4) debt extinguishment and related costs, (5) restructuring, separation, and/or integration charges and costs, (6) reorganization and/or recapitalization charges and costs, (7) impairment charges, (8) gain or loss related to investments, (9) sales and use tax settlement, (10) gain or loss on non-monetary transaction and (11) litigation, casualty and similar gains or losses;

•

cash flow, including (1) operating cash flow, (2) free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure specified in the preceding bullet) less capital expenditures, (3) levered free cash flow, defined as free cash flow less interest expense, (4) cash flow return on equity, and (5) cash flow return on investment;

•	sales or revenue or growth in sales or revenue, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales, or revenue;

•	productivity ratios;

•	asset, expense, capital expenditure or cash targets;

•	market or market segment share or penetration;

•	financial ratios, including as provided in credit agreements of the Company and its subsidiaries;

•	working capital targets;

•	completion of acquisitions of businesses or companies, joint ventures or other strategic alliances;

•	completion of divestitures and asset sales, spin-offs, split-ups or similar transactions;

•	customer or patient acquisition, expansion, retention or satisfaction;

•	quality of patient care or clinical outcomes;

•	results of studies or trials;

•	submitting regulatory filings;

•	receipt of regulatory approvals or market authorizations or clearances;

•	entering into contractual arrangements;

•	meeting contractual requirements;

•	achieving contractual milestones;

•	regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects;

•	product development achievements;

•	licensing activities;

•	manufacturing efficiency;

•	manufacturing capacity;

•	production goals;

•	production volume levels;

•	production quality metrics;

•	site development;

•	plant, building, or facility development;

•	results of plant, building or facility inspections;

•	agency ratings;

•	reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; and

•	any combination of the foregoing business criteria.

The 2014 Plan identifies some conditions that may warrant revision or alteration of performance goals after they are established by our Compensation Committee. Such conditions may include the following:

•	asset write-downs;

•	litigation or claims, judgments, or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization or restructuring events or programs;

•	extraordinary, non-core, non-operating, or non-recurring items;

•	acquisitions or divestitures;

•	foreign exchange gains and losses;

•	tax valuation allowance reversals;

•	impairment expense; and

•	environmental expense.

Performance under any of the foregoing performance measures may be used to measure the performance of (1) NxStage and its subsidiaries and other affiliates as a whole; (2) NxStage, any subsidiary, or any other affiliate or any combination thereof; or (3) any one or more business units, operating segments or geographic areas of NxStage, any subsidiary, or any other affiliate, as our Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated by our Compensation Committee and may be measured based on absolute numbers or rates of growth or reduction in the applicable measure. Our Compensation Committee has the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures. Our Compensation Committee has the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as our Compensation Committee determines appropriate.

Federal Income Tax Consequences

The federal income tax consequences of awards under the 2014 Plan for participants and NxStage will depend on the type of award granted. The following description of tax consequences is intended only for the general information of stockholders. A participant in the 2014 Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the recipient or for NxStage. A recipient generally will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the recipient holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (holding period requirement). NxStage will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, except in the case of the recipient’s death or disability, the recipient generally must be an employee of NxStage or our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the recipient will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the shares of our common stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. NxStage will be allowed a business expense deduction to the extent the recipient recognizes ordinary income, subject to our compliance with §162(m) of the Code and with applicable reporting requirements.

Non-Qualified Stock Options.    The grant of a non-qualified stock option will not be a taxable event for the recipient or NxStage. Upon exercising a non-qualified stock option, a recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of our common stock acquired on the date of exercise. Upon a subsequent sale or exchange of the shares of our common stock acquired pursuant to the exercise of a non-qualified stock option, the recipient will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the non-qualified stock option was exercised).

If we comply with applicable reporting requirements and with the restrictions of §162(m) of the Code, NxStage will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

A recipient who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The recipient will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares of common stock acquired on exercise of the transferred options will be includable in the recipient’s estate for estate tax purposes.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2014 Plan. Upon exercising a stock appreciation right, a recipient will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the recipient. NxStage will be entitled to a deduction equal to the amount of any compensation income taxable to the recipient, subject to §162(m) of the Code and, as to stock appreciation rights that are settled in shares of our common stock, if we comply with applicable reporting requirements.

Restricted Stock.    A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of our common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The recipient, however, may elect under §83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares of our common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the recipient does not make such a §83(b) election, the fair market value of the shares of common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of §162(m) of the Code, NxStage will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Restricted Stock Units.    There are no immediate tax consequences of receiving an award of restricted stock units under the 2014 Plan. A distribution of shares of our common stock or a payment of cash in satisfaction of restricted stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the shares of our common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. If we comply with applicable reporting requirements and with the restrictions of §162(m) of the Code, NxStage will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Dividend Equivalent Rights.    A recipient of dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the recipient pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of §162(m) of the Code, NxStage will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Performance-Based Awards.    The award of a performance or annual incentive award will have no federal income tax consequences for us or for the recipient. The payment of the award is taxable to a recipient as ordinary income. If we comply with applicable reporting requirements and with the restrictions of §162(m) of the Code, NxStage will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Unrestricted Stock.    A recipient of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock on the date of the award, reduced by the amount, if any, paid for such shares. NxStage will be entitled to deduct the amount of any compensation income taxable to the recipient if we comply with applicable reporting requirements and with the restrictions of §162(m) of the Code.

Upon the recipient’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the recipient as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the recipient has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Registration with the SEC

If the 2014 Plan is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the 2014 Plan with the SEC pursuant to the Securities Act.

Our Board recommends a vote FOR approval of the NxStage Medical, Inc. 2014 Omnibus Incentive Plan and §162(m) material terms for payment.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers (listed in the Summary Compensation Table);

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting and investment power and also includes any shares that the person has the right to acquire within 60 days after March 24, 2014 (Ownership Date) through the exercise of any stock option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Unless otherwise indicated, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned as set forth below. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name	Shares Beneficially Owned[1]		Percentage of Outstanding Shares[2]
Deerfield Mgmt, L.P.	5,570,639	(3)	9.1%
780 Third Avenue, 37th Floor
New York, NY 10017
William Blair & Company, LLC	3,894,244	(4)	6.3%
222 W. Adams
Chicago, IL 60606
BlackRock, Inc.	3,766,504	(5)	6.1%
40 East 52nd Street
New York, NY 10022
Larry N. Feinberg	3,523,543	(6)	5.7%
c/o Oracle Partners, L.P.
200 Greenwich Avenue
Greenwich, CT 06830
The Vanguard Group, Inc.	3,349,994	(7)	5.5%
100 Vanguard Blvd.
Malvern, PA 19355
Jeffrey H. Burbank	1,493,850		2.4%
Joseph E. Turk, Jr.	337,422		*
Robert S. Brown	224,824		*
Reid S. Perper	178,379		*
Winifred L. Swan	168,473		*
Craig W. Moore	156,992		*
Daniel A. Giannini	129,008		*
Earl R. Lewis	113,283		*
Barry M. Straube	46,012		*
Robert G. Funari	35,519		*
Jean K. Mixer	29,775		*
Todd M. Snell	24,034		*
Jay W. Shreiner	16,063		*
Matthew W. Towse	2,540		*
All directors and executive officers as a group (13 persons)	2,932,140		4.6%

*	Represents beneficial ownership of less than one percent.

(1)	Includes the following shares which such person has the right to acquire within 60 days of the Ownership Date upon exercise of outstanding stock options:

Name	Option Shares
Jeffrey H. Burbank	847,140
Joseph E. Turk, Jr.	205,475
Robert S. Brown	177,196
Reid S. Perper	61,468
Winifred L. Swan	141,785
Craig W. Moore	61,468
Daniel A. Giannini	61,468
Earl R. Lewis	61,468
Barry M. Straube	46,012
Robert G. Funari	25,369
Jean K. Mixer	29,775
Todd M. Snell	18,839
Jay W. Shreiner	16,063
Matthew W. Towse	2,540
All directors and executive officers as a group (13 persons)	1,737,227

(2)	The calculation of percentages is based upon 61,411,375 shares of our common stock outstanding on the Ownership Date plus, for each individual listed in footnote (1), the option shares listed across from such individual’s name.

(3)	Based solely on information as of December 31, 2013 contained in a Schedule 13G/A filed on February 14, 2014 by the following persons which are indicated in such filing to have shared voting and investment power over the shares listed next to their names: Deerfield Mgmt, L.P. (5,570,639 shares); Deerfield Management Company, L.P. (5,570,639 shares); James E. Flynn (5,570,639 shares); Deerfield International Master Fund, L.P. (2,952,965 shares); Deerfield Partners, L.P. (2,301,499 shares); Deerfield Special Situations Fund, L.P. (173,580); and Deerfield Special Situations International Master Fund, L.P. (142,595 shares). Other than the shares listed next to Deerfield Mgmt, L.P., Deerfield Management Company, L.P., and James E. Flynn, the shares listed next to each entity above represent less than 5% of our common stock outstanding on the Ownership Date.

(4)	Based solely on information as of December 31, 2013 contained in a Schedule 13G/A filed on February 6, 2014 by William Blair & Company, LLC.

(5)	Based solely on information as of December 31, 2013 contained in a Schedule 13G filed on January 30, 2014 by BlackRock, Inc., which indicates that BlackRock, Inc. has sole voting power over 3,594,638 shares.

(6)	Based solely on information as of December 31, 2013 contained in a Schedule 13G/A filed on February 7, 2014 by the following persons which are indicated in such filing to have shared voting and investment power over the shares listed next to their names: Larry N. Feinberg (3,372,681 shares); Oracle Associates, LLC (2,749,651 shares); Oracle Partners, L.P. (2,395,614 shares); Oracle Investment Management, Inc. (611,430 shares); Oracle Ten Fund Master, L.P. (546,524 shares); Oracle Institutional Partners, L.P. (354,037 shares); Oracle Investment Management, Inc. Employees’ Retirement Plan (64,906 shares); and The Feinberg Family Foundation (11,600 shares). Such filing also indicates that Larry N. Feinberg has sole voting and investment power over 150,862 shares. Other than the shares listed next to Larry N. Feinberg, the shares listed next to each entity above represent less than 5% of our common stock outstanding on the Ownership Date.

(7)	Based solely on information as of December 31, 2013 contained in a Schedule 13G filed on February 12, 2014 by The Vanguard Group, Inc., which indicates that The Vanguard Group, Inc. has sole voting power over 84,634 shares, sole investment power over 3,268,360 shares, and shared investment power over 81,634 shares.

CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that NxStage is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters, described below, are available under the Investor Relations — Corporate Governance subsection of the Our Company section of our website at www.nxstage.com. Alternatively, you can request a copy of these documents by writing to Investor Relations, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of NxStage and our stockholders. These guidelines, which provide a framework for the conduct of our Board, include the following provisions:

•	the principal responsibility of our directors is to oversee our management;

•	a majority of the members of our Board shall be independent directors;

•	independent directors meet at least twice a year in executive session;

•	directors have full and free access to management and, as the directors deem necessary, independent advisors; and

•	at least annually our Board conducts a self-evaluation to determine whether it and its committees are functioning effectively.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of our Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting NxStage’s strategic direction, while our Chairman leads our Board in providing advice to and independent oversight of management. Separating these positions allows our Chief Executive Officer to focus on NxStage’s day-to-day leadership and performance instead of Board administration. We believe this improves our Board’s ability to supervise and evaluate our Chief Executive Officer and other executive officers and enhances the independent and objective assessment of risk by our Board.

Risk Oversight

Our Board plays an active role, at both the Board and committee levels, in overseeing risk management. Our Board regularly reviews information provided by management regarding our liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of risks relating to financial reporting, internal controls and compliance with legal requirements. Our Nominating and Corporate Governance Committee oversees the management of risks associated with corporate governance, the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if he or she is a non-employee director and in the opinion of our Board does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of our directors and nominees for director, other than Mr. Burbank, our Chief Executive Officer, is an independent director in accordance with applicable NASDAQ rules. Our Board made the same determination with respect to our former directors Philippe O. Chambon and Nancy J. Ham at the time each was serving. In determining the independence of Dr. Chambon, our Board considered the transactions described under the heading “Certain Relationships and Related Transactions” of this proxy statement.

Communicating with Our Board

Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if, and as, appropriate. The Chairman of our Board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate based on procedures approved by a majority of the independent directors. Under these procedures, communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of our Board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may in the future receive repetitive or duplicative communications.

Stockholders and interested parties who wish to send communications on any topic to our Board should address such communications to Board of Directors, c/o Winifred L. Swan, Senior Vice President and General Counsel, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors, consistent with the criteria approved by our Board, and recommending the persons to be nominated for election as directors. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates may include requests to members of our Board and others for recommendations, the utilization of director search firms to help identify and recruit potential candidates, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of our Nominating and Corporate Governance Committee and our Board. Mr. Shreiner, who became a director on June 20, 2013, was recommended as a potential candidate by a director search firm.

In considering whether to recommend any candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our Nominating and Corporate Governance Committee applies the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on our Board should be considered by our Nominating and Corporate Governance Committee in the director identification and nomination process. Our Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, viewpoints and backgrounds. Our Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a nominee. The backgrounds and qualifications of our directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities, and we believe that the current composition of our Board reflects such desired diversity in business and professional experience, skills, and background.

Stockholders may recommend potential director candidates for consideration by our Nominating and Corporate Governance Committee by submitting the candidate’s name and appropriate biographical information, and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Winifred L. Swan, Senior Vice President and General Counsel, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843. Assuming that appropriate biographical information has been provided on a timely basis, our Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by our Nominating and Corporate Governance Committee or our Board, by following the procedures described under the heading “Other Matters — Stockholder Proposals for the 2015 Annual Meeting” of this proxy statement.

Committees and Meetings

Our Board has three standing committees, which are described in the table below. Each committee’s charter is posted on the Investor Relations — Corporate Governance subsection of the Our Company section of our website, www.nxstage.com. Each member of each of our three standing committees is independent as defined under NASDAQ rules, and each member of our Audit Committee satisfies the additional independence requirements under Rule 10A-3 of the Exchange Act.

Committee	Principal Functions and Responsibilities	Members	Meetings in 2013
Audit

•   Appoint, approve the compensation of, and assess the independence of our registered public accounting firm.

•   Oversee the work of our registered public accounting firm, including through the receipt and consideration of reports from the firm.

•   Review and discuss with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures.

•   Monitor our internal controls over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics.

•   Oversee our internal audit function.

•   Discuss our risk assessment and risk management policies.

•   Establish policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns.

•   Meet independently with our internal auditing staff, registered public accounting firm and management.

•   Review and approve or ratify any related person transactions.

		Daniel A. Giannini (Chair)† Jean K. Mixer Reid S. Perper Jay W. Shreiner	8

Compensation	• Review and approve, or make recommendations to our Board with respect to, the compensation of our executive officers. • Oversee an evaluation of our senior executive officers. • Oversee an annual review by our Board concerning management succession planning. • Administer our cash and equity incentive plans. • Review and make recommendations to our Board with respect to director compensation.	Craig W. Moore (Chair) Robert G. Funari Earl R. Lewis Jean K. Mixer	7

Nominating and Corporate Governance	• Identify individuals qualified to become members of our Board. • Review and make recommendations to our Board with respect to our Board leadership structure. • Recommend to our Board the persons to be nominated for election as directors and to each of our committees. • Review and assess our Corporate Governance Guidelines and recommend changes to our Board. • Oversee an annual self-evaluation of our Board.	Robert G. Funari (Chair) Reid S. Perper Barry M. Straube	5

†	Determined by our Board to be an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

In 2013, our Board met 9 times and each of our current directors attended at least 75% of the total number of meetings of our Board and the committees on which he or she then served. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our then-serving directors attended the 2013 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We have posted a copy of the code on our website, www.nxstage.com. In addition, we will post on our website all disclosures that are required by law or NASDAQ rules concerning any amendments to, or waivers of, our code.

Audit Committee Report

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of NxStage’s accounting and reporting processes and the audits of NxStage’s consolidated financial statements.

The Audit Committee has reviewed NxStage’s audited financial statements for the fiscal year ended December 31, 2013 and has reviewed and discussed these financial statements with NxStage’s management and Ernst & Young LLP, NxStage’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young various communications that Ernst & Young is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, other standards of the Public Company Accounting Oversight Board, the rules and regulations of the SEC, and other applicable regulations.

Ernst & Young has also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young the independence of Ernst & Young.

Based on its review and discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to NxStage’s Board of Directors that the audited financial statements be included in NxStage’s Annual Report on Form 10-K for the year ended December 31, 2013.

By the Audit Committee of the Board of Directors:

Daniel A. Giannini (Chair)

Jean K. Mixer

Reid S. Perper

Jay W. Shreiner

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees for professional services by Ernst & Young, our independent registered public accounting firm, that were billed to us for each of the last two fiscal years. All such services were approved by our Audit Committee in accordance with the pre-approval policies and procedures described below.

Fee Category	Fiscal 2013	Fiscal 2012
Audit Fees[1]	$1,379,900	$1,161,400
Audit-Related Fees[2]	25,600	25,600
Tax Fees[3]	197,000	240,100
All Other Fees[4]	2,000	2,000

Total Fees	$1,604,500	$1,429,100

(1)	Audit fees consist of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees.” These fees include the annual audit of our 401(k) plan.

(3)	Tax fees consist of fees for tax compliance services, including preparation of tax returns and tax advice, and tax consultations related to international transfer pricing matters and the medical device excise tax.

(4)	Other fees consist of fees for using the online accounting research tools of Ernst & Young.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specific types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. At the time of such pre-approval, the type of services to be provided, and the fees relating to those services, are detailed and also generally subject to a maximum dollar amount.

Before the commencement of any audit, tax or other services, our management obtains an engagement letter from our independent registered public accounting firm. Our Chief Financial Officer has the ability, without obtaining the specific prior approval of our Audit Committee, to engage our independent registered public accounting firm to perform general pre-approved services on projects, up to a maximum of $50,000 annually. Our Audit Committee reviews with management all services provided by our independent registered public accounting firm, whether or not the services were pre-approved, and all related fees charged on a quarterly and annual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Prior Relationship with David S. Utterberg

David S. Utterberg served as a director of NxStage until his resignation effective January 3, 2013 and, during part of 2013, owned more than 5% of our outstanding shares of common stock. In 2007, we acquired Medisystems Corporation and certain related entities from Mr. Utterberg. In connection with that acquisition, we also acquired exclusive license rights to a portfolio of patents from Lifestream Medical Corporation, a company wholly-owned by Mr. Utterberg. In 2011, Lifestream Medical Corporation assigned the formerly licensed patents to us, subject to certain sublicenses previously granted to third parties. We agreed that Mr. Utterberg would retain the right to royalty income under one of these sublicenses. In 2011, we also acquired certain tooling, equipment, machinery and related assets from Lifestream Technology Corporation, a company wholly-owned by Mr. Utterberg. We hired a former employee of Lifestream Technology Corporation and agreed that this employee could, while continuing to be employed by us, provide up to 350 hours of consulting services to Lifestream Technology Corporation to be spread over a three year period. In addition, we agreed to make all required payments under a lease from Lifestream Technology Corporation running through the end of 2012 for a small amount of office space in Chicago, Illinois, where this employee worked and where these assets resided.

Our Prior Relationship with Philippe O. Chambon

Philippe O. Chambon served as a director of NxStage until his resignation effective April 23, 2013. Dr. Chambon is affiliated with the Sprout Group, a venture capital firm that participated in a private placement of shares of our common stock and warrants to purchase shares of our common stock that we conducted during 2008. In that private placement, Sprout Group entities purchased 1,022,221 shares of our common stock and warrants to purchase 204,546 shares of our common stock. On July 3, 2013, we issued 52,801 shares of our common stock to the Sprout Group entities upon exercise of their remaining warrants, in accordance with the net exercise terms of such warrants.

Policies and Procedures Regarding Review, Approval and Ratification of Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Any related person transactions that are ongoing in nature are reviewed annually.

Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our Audit Committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of our Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting.

A related person transaction reviewed under these policies and procedures will be considered approved or ratified if it is authorized by our Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee may approve or ratify the transaction only if our Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. Our Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (1) the related person and all other related persons own in the aggregate less than a 1% equity interest in such entity, (2) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (3) the amount involved in the transaction equals less than the greater of $200,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our Compensation Committee in the manner specified in its charter.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our 2013 executive compensation program and explains how our Compensation Committee made its compensation decisions for our named executive officers, who are listed below:

Jeffrey H. Burbank	Chief Executive Officer
Matthew W. Towse	Senior Vice President and Chief Financial Officer
Joseph E. Turk, Jr.	President
Robert S. Brown	President, NxStage Kidney Care
Winifred L. Swan	Senior Vice President and General Counsel
Todd M. Snell	Senior Vice President, Quality Assurance, Regulatory and Clinical Affairs

Executive Summary

Executive compensation levels and programs for our named executive officers in 2013 were set and structured to retain, incent and reward executives. As in prior years, total compensation for our named executive officers continued to be focused heavily on performance-based compensation and the use of equity to encourage long-term stockholder value creation and to conserve cash. In order to establish a strong link between executive pay and corporate performance, our Compensation Committee chose to continue to put a significant percentage of our named executive officers’ 2013 compensation at risk under our Corporate Bonus and Performance Share Plans, which are described below. Both plans measure performance through revenue growth targets, with our Corporate Bonus Plan adding targets for reduction of our net loss.

Although we achieved record revenues and made significant progress across a number of strategic initiatives in 2013, we did not meet the minimum performance metrics under our Corporate Bonus and Performance Share Plans that were set at the beginning of 2013. Our named executive officers did not receive any payouts under either plan, which represented between 20% and 53% of their total potential compensation for 2013.

Our Executive Compensation Philosophy and Objectives

We believe that the total compensation of our named executive officers should support the following objectives:

•	attract, retain and reward executives who can help us to achieve our business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable performance goals; and

•	align executives’ long-term incentives with the interests of our stockholders.

To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting target total compensation at levels the Committee believes are competitive with those of other companies that compete with us for executive talent in our industry and our region. In order to better align the interests of our executives with stockholders, a significant percentage of our named executive officers’ target total compensation is put at risk, dependent upon the achievement of key strategic, financial and operational goals. Achievement of our goals is rewarded through annual incentive bonuses, intended to compensate for the achievement of short-term performance goals, and long-term equity incentives, intended to retain executives and allow them to participate in the long-term success of NxStage as reflected in stock price appreciation. We believe our emphasis on performance-based equity incentive compensation achieves a number of important goals, including aligning our executives with appropriate business risk and the long-term interests of our stockholders, preserving cash, and providing true “pay for performance” by putting a significant portion of our executives’ pay at risk and directly linking the realized value of awards to our stock price.

At our 2013 annual meeting of stockholders, 99% of the votes cast on our “say on pay” proposal were in favor of the compensation of our named executive officers. Our Compensation Committee believes that this level of approval supports its conclusion that our existing executive compensation programs continue to be appropriate and effective in compensating executives for performance and aligning executive interests with long-term stockholder interests.

How Executive Compensation is Determined

Our Compensation Committee has primary responsibility for reviewing, setting and approving the compensation of our named executive officers. In fulfilling this responsibility, our Compensation Committee relies on three key elements: market referencing, performance considerations, and judgment by our Compensation Committee and Chief Executive Officer. Our Compensation Committee also engages an independent compensation consultant to assist it with executive compensation matters.

Role of Compensation Consultant.    Our Compensation Committee believes that independent advice is important in developing our executive compensation programs and engages the services of independent consulting firms to assist its evaluation of executive compensation. Since 2009, our Compensation Committee has engaged the services of Radford, an Aon Hewitt consulting company, because of its reputation as a premier compensation consultancy and its expertise in the technology and life sciences sectors, with distinct access to compensation intelligence within the medical device industry. Radford reports directly to our Compensation Committee and provides it with design alternatives for compensation programs and with data regarding the compensation of executive officers at peer and other companies in order to assist our Compensation Committee in its determination of whether the overall compensation packages for each of our named executive officers are competitive. Radford is engaged exclusively by our Compensation Committee on executive compensation matters and does not have other consulting arrangements with NxStage. Our Compensation Committee has considered the independence of Radford and has determined that no conflicts of interest are raised by the engagement.

On an annual basis, Radford works with our Compensation Committee to (1) help define the group of companies that should be included in our compensation peer group, (2) provide market data on executive compensation and compare our executive compensation to that of our peer group, and (3) analyze and make recommendations regarding all aspects of executive compensation, including base salary and short- and long-term incentive awards. Representatives of Radford periodically attend or present at Compensation Committee meetings.

Market Referencing Against a Peer Group.    We base our compensation decisions partly on relevant market information, by comparing our executive target total compensation to compensation paid to employees in comparable roles at our peer group. Our peer group consists of national and regional health care companies that we believe are generally comparable to NxStage in terms of organizational structure, size and stage of development, and against which we believe we compete for executive talent.

To help establish our peer group, our Compensation Committee requested Radford to identify publicly traded companies in the medical device and equipment industry between 1/3 and 3 times the size of NxStage, based on number of employees, revenue, revenue growth and market value. Working with our Compensation Committee, Radford then evaluated each such company based on products and business strategy and recommended for inclusion in our peer group those companies that were most comparable to NxStage based on product focus, business strategy, developmental stage, and financial profile.

Applying this methodology, our Compensation Committee approved the following companies for our peer group, which were used in making 2013 executive compensation determinations:

ABIOMED, Inc.	Accuray Incorporated
AngioDynamics, Inc.	ArthroCare Corporation
Atrion Corporation	Cantel Medical Corp.
Conceptus Inc.	Cyberonics, Inc.
DexCom, Inc.	HeartWare International, Inc.
ICU Medical, Inc.	Insulet Corporation
Masimo Corporation	Merit Medical Systems, Inc.
NuVasive, Inc.	SonoSite, Inc.
Thoratec Corporation	Volcano Corporation
Wright Medical Group, Inc.	ZOLL Medical Corporation

During 2013, after compensation decisions had been made for the year, Abaxis, Inc. and Spectranetics Corporation were added to our peer group as replacements for SonoSite, Inc. and ZOLL Medical Corporation, which were each acquired.

In addition to our peer group data, Radford provided our Compensation Committee with broader survey data from the Radford Global Technology Survey as well as the Top 5 Data Services Medical Device Survey for use in 2013 compensation decisions. Radford works with our human resources department to match Company positions against survey positions and to compile the compensation data for each named executive officer. Our human resources department does not direct or oversee Radford’s activities.

Our philosophy is that base salaries should be targeted at the 50th percentile of our peer group to provide a fair and competitive level of pay, while offering opportunities to earn up to the 75th percentile through performance-based awards that reward exceptional performance. We believe these target percentiles enable us to attract and retain top-level talent while maintaining our overall objective of strongly linking executive compensation to Company performance. These are overall guidelines, and we may vary them based on an individual’s performance, experience level and importance to NxStage, the difficulty of replacing the individual, NxStage’s performance, and other financial and market factors. In general, our named executive officers’ compensation has been consistent with these guidelines, except that historically our Chief Executive Officer’s cash compensation has been below the targeted percentiles because of the greater weight given to his long-term equity incentives.

Performance Considerations.    In addition to considering market rates for executive compensation, we compensate our executives based on their performance as a team in achieving our business objectives, as well as their individual performance. To assist our evaluation of executive performance, we conduct an annual performance review. The performance review process is designed to guide performance discussions, establish performance objectives and communicate annual achievements. Our Compensation Committee annually evaluates the performance of our Chief Executive Officer, and our Chief Executive Officer annually evaluates the performance of our other named executive officers, in consultation with our Audit Committee for our Chief Financial Officer.

Compensation Committee and Chief Executive Officer Judgment.    Our total compensation program operates not only based on the application of market referencing and corporate and individual performance considerations, but also through the application of judgment by our Compensation Committee and Chief Executive Officer. We do not employ a purely formulaic approach to any of our compensation plans. There are guidelines in place, but there are also individual performance factors and executive retention considerations that permit our Compensation Committee discretion to increase or decrease cash and equity awards.

In addition, while our Compensation Committee is responsible for approving awards and setting applicable performance targets, it relies on our Chief Executive Officer’s judgment to evaluate the actual performance of the other named executive officers and recommend appropriate salary and incentive awards including, where appropriate, adjustments to reflect individual performance. Our Chief Executive Officer participates in Compensation Committee meetings, at the request of the Compensation Committee, in order to provide background information and explanations supporting his recommendations. Our Chief Executive Officer is not present during any portion of Compensation Committee meetings at which his compensation is discussed or established.

Our Compensation Committee has delegated authority to our Chief Executive Officer, who is also a member of our Board, to grant restricted stock, within specified limits, to employees at the level of Vice President and below to facilitate making new hire and retention grants and to reward special accomplishments and achievements of non-executive employees. Our Compensation Committee has also delegated authority to our Chief Executive Officer to select, within a defined range, the amount of potential awards under our Corporate Bonus Plan for employees at the level of Vice President and below.

Components of our Executive Compensation Program and 2013 Executive Compensation

Our executive compensation program consists of fixed compensation elements, such as base salary and employment benefits, and variable at-risk performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. Our variable at-risk performance-based compensation elements are designed to reward performance at two levels: actual corporate performance compared to annual business goals, and corporate performance in terms of long-term stockholder value creation through business growth and stock price appreciation. We believe that our overall compensation approach enables us to remain competitive with our industry peers while ensuring that our executives are appropriately incentivized to both deliver short-term results and create long-term stockholder value.

Base Salary

When establishing base salaries, our Compensation Committee considers compensation in our peer group, other available compensation survey data, as well as a variety of other factors, including the individual’s experience and skill set, the level of the individual’s responsibility, the individual’s performance, prevailing economic conditions and internal pay equity. Our Compensation Committee reviews base salaries at least annually and adjusts them from time to time to realign salaries with market levels after taking into account the factors identified above. Effective April 16, 2013, our Compensation Committee increased by 3% the base salaries of our named executive officers, other than Messrs. Towse and Snell. Mr. Towse’s base salary was negotiated in connection with his appointment as our Chief Financial Officer in July 2013, and Mr. Snell’s base salary was negotiated in connection with his appointment as our Senior Vice President, Quality Assurance, Regulatory and Clinical Affairs in September 2012. The base salaries for Messrs. Towse and Snell each reflect our Compensation Committee’s assessment of the factors identified above. The 2013 base salary for each of our named executive officers was at or below the 50th percentile of our peer group, with Mr. Burbank’s salary remaining significantly below the 50th percentile. For 2013, our Compensation Committee continued to weigh our Chief Executive Officer’s compensation more heavily towards long-term equity incentives, thereby further aligning his interests with those of our stockholders and conserving cash.

Annual Incentive Plan

We make annual short-term incentive awards to employees under our Corporate Bonus Plan. Annual short-term incentives are intended to reward the achievement of corporate performance objectives and, as judged by our Compensation Committee and Chief Executive Officer, exceptional individual performance. At the beginning of each year, our Compensation Committee, in collaboration with our Chief Executive Officer, develops performance goals that are believed to be attainable with hard work over the next year. Our Compensation Committee approves each year’s plan and metrics to ensure an accelerated and ongoing degree of difficulty commensurate with our short- and long-term business plan. Any short-term incentive awards that are earned are typically paid in the first quarter of the following fiscal year.

For our 2013 Corporate Bonus Plan, our Compensation Committee approved the following performance metrics in March 2013 (dollar amounts in millions):

Weight	Metric	Threshold	Target	Stretch	Outstanding
70%	Revenue	$265.0	$271.2	$280.0	$290.0
30%	Net Loss	$17.0	$15.4	$10.4	$5.5

Our Compensation Committee considered revenue growth and reduction in net loss to be important to our business success as well as important factors that our investors use to gauge and value our corporate performance. Therefore, our Compensation Committee determined these to be appropriate measures to encourage our executives and other bonus eligible employees to achieve superior financial performance for NxStage with the goal of generating stockholder value. Our Compensation Committee also considered the weight of each metric to appropriately emphasize the relative importance of our top corporate performance priorities. Performance achieved at a level between these targets would result in a proportionate adjustment to the short-term incentive award earned.

Amounts payable under our Corporate Bonus Plan are calculated as a percentage of an employee’s base salary, and are typically larger for more senior employees who can have a broader influence on our overall performance. In March 2013, our Compensation Committee established the potential awards under our 2013 Corporate Bonus Plan set forth below for our named executive officers. These potential awards are expressed as a percentage of our named executive officers’ 2013 base salaries and correspond to achievement of the performance metrics described above.

	Potential Award (as percentage of base salary)
	Threshold	Target	Stretch	Outstanding
Mr. Burbank	25%	50%	75%	100%
Other named executive officers	12.5%	25%	37.5%	50%

Any award earned by Mr. Towse would have been pro-rated based on his July 2013 start date with NxStage. As in prior years, our Compensation Committee retained the discretion to pay awards earned by our named executive officers in shares of common stock instead of cash, in order to reduce our cash expenditures.

For 2013, our revenues were $263.4 million and our net loss was $18.6 million. Because we did not achieve the threshold performance required by our 2013 Corporate Bonus Plan, our named executive officers did not earn any awards under the plan.

Long-Term Incentive Plan

Equity awards provide the primary vehicle for offering long-term performance-based incentives to our executives. We believe that equity awards that provide our executives with a strong link to our long-term performance create an ownership culture and help to align the interests of our executives with our stockholders. In addition, the time-based vesting feature of our equity awards is intended to further our goal of executive retention by providing an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity awards to our executives, our Compensation Committee considers long-term equity compensation and targeted total compensation for executives in our peer group, the executive’s performance, the amount of equity previously awarded to the executive, retention considerations, the vesting of such awards and the recommendations of our Chief Executive Officer. All grants of equity to our executives are approved by our Compensation Committee.

Our Compensation Committee generally delivers long-term performance-based compensation through annual grants of performance shares under our Performance Share Plan, and annual grants of stock options. Under our Performance Share Plan, executives are eligible to earn restricted stock units upon the achievement of established performance metrics for the current year. Any earned awards vest over three years, based on continued service. Stock options are granted annually at the time that our Compensation Committee approves our Performance Share Plan, generally vest over 48 months, based on continued service, and expire after 10 years.

These long-term equity awards are established with the intent of delivering total compensation to our named executive officers between the 50th and 75th percentiles of our peer group, depending upon performance. This approach reflects our overall philosophy that our compensation program should offer opportunities to earn above the market median for exceptional performance. In addition, the total targeted value for such performance-based compensation generally is split equally between grants of stock options and performance shares to align our equity compensation program with peer group and broader industry practices and promote both near- and long-term value creation for our stockholders.

In March 2013, our Compensation Committee established the potential awards under our 2013 Performance Share Plan and granted stock options, each set forth in the 2013 Grants of Plan-Based Awards table that follows this Compensation Discussion and Analysis. Mr. Towse joined NxStage in July 2013 and did not participate in our 2013 Performance Share Plan, but received in connection with his appointment 7,050 restricted stock units, which vest over four years.

Our Compensation Committee determines performance share awards by using a total value delivery model, which calculates share amounts by dividing the targeted value by the 30-day average market share price of our common stock on the date of grant. Our Compensation Committee determines stock option award levels by using an intended value delivery model, which calculates option amounts by dividing the intended value by the option value derived using the Black-Scholes methodology. This methodology is dependent upon the market prices for our common stock, and movements in such prices can change the total number of stock options granted. Because the shares of stock that are issued upon the vesting of performance shares have a built-in value at the time of grant, we generally grant significantly fewer performance shares than the number of stock options we would grant for a similar purpose.

For our 2013 Performance Share Plan, our Compensation Committee approved the following performance metric in March 2013:

Metric	Threshold	Maximum
Compounded annual revenue growth	13.5%	20%

Performance in between these targets would result in a proportionate adjustment to the number of restricted stock units earned, provided that the threshold goal would have to be achieved in order for any restricted stock units to be earned.

For 2013, our compounded annual revenue growth was 9.7%. Because we did not achieve the threshold performance required by our 2013 Performance Share Plan, our named executive officers did not earn any awards under the plan.

Employment Benefits

We maintain broad-based benefits that are provided to all U.S. employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We match 100% of the first 3%, and 50% of the next 2%, of the employee’s compensation contributed to the 401(k) plan, subject to then-current Internal Revenue Service limits on the amount that may be contributed by employees to such plans. All of our named executive officers participate in our 401(k) plan and receive matching contributions according to this formula. We also provide additional Company-paid term life insurance to our Chief Executive Officer.

Severance and Change-of-Control Benefits

Our named executive officers are entitled to specified benefits in the event of the termination of their employment under certain circumstances specified in our employment agreements with them, including termination following a change in control of NxStage. We do not consider specific amounts payable under these arrangements when establishing annual compensation. Instead, the purpose of these benefits is to ensure that we remain competitive in attracting and retaining executives within our industry and peer group and that we retain our key executives during a potentially critical time in the event NxStage experiences a change in control. After reviewing the practices of companies represented in our peer group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives in our peer group.

We have structured our named executive officers’ change-in-control benefits under their employment agreements as “double trigger” benefits. In other words, the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated without cause or the executive resigns for good reason during a specified period after the change in control. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change in control transaction, while still providing them appropriate incentives to cooperate in negotiating any change in control transaction in which they believe they may lose their jobs.

We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change in Control” below.

Tax Considerations

Section162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and to each other officer (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of §162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in §162(m) so that the compensation remains tax deductible to us. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in §162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Program Risk Assessment

We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on NxStage. We believe our approach to goal setting, selection of targets, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Weighting much of our compensation towards long-term incentive compensation discourages short-term risk taking. Further, the metrics that determine payouts for our executive officers are Company-wide metrics. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of NxStage and our stockholders as a whole. Finally, the multi-year vesting of our equity awards is intended to properly account for the time horizon of risk.

In addition, our insider trading policy prohibits short selling of our common stock or the purchase or sale of puts or calls for speculative purposes, and requires, with limited exceptions, that our executive officers purchase or sell shares of our common stock only pursuant to SEC Rule 10b5-1 trading plans.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section of this proxy statement required by Item 402(b) of Regulation S-K of the Exchange Act entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in NxStage Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

By the Compensation Committee of the Board of Directors:

Craig W. Moore (Chair)

Robert G. Funari

Earl R. Lewis

Jean K. Mixer

Executive Compensation

The following table reports information about the compensation paid or granted to, or earned by, our named executive officers during 2013, 2012, and 2011, for the year(s) in which he or she was a named executive officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)[3]	Total ($)
Jeffrey H. Burbank	2013	437,095			274,790	1,149,998		11,975	1,873,858
Chief Executive Officer	2012	418,667			603,797	439,990	297,998	11,775	1,772,226
	2011	396,000			609,492	439,991	228,490	12,555	1,686,527
Matthew W. Towse[4]	2013	136,343			99,053	499,730		5,454	740,580
Chief Financial Officer
Joseph E. Turk, Jr.	2013	308,418			95,575	399,995		10,200	814,188
President	2012	297,042			219,561	159,999	140,180	10,000	826,781
	2011	285,708			221,630	159,994	109,629	9,800	786,761
Robert S. Brown[5]	2013	295,141			95,575	399,995		10,200	800,911
President, NxStage Kidney Care	2012	282,875			219,561	159,999	107,316	10,000	779,751
	2011	268,000			221,630	159,994	82,472	9,800	741,896
Winifred L. Swan	2013	291,056			77,651	325,000		10,200	703,907
General Counsel	2012	280,042			219,561	159,999	92,602	10,000	762,204
	2011	268,000			221,630	159,994	72,163	9,800	731,587
Todd M. Snell[6]	2013	290,000	60,000	(7)	59,727	249,999		10,200	669,926
Senior Vice President, Regulatory

(1)	Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, of annual performance share awards under our Performance Share Plan, assuming achievement of most probable or “target” performance conditions. The grant date fair value of the 2013 performance share awards, assuming achievement of the highest performance conditions, would have been $1,099,173, $382,322, $382,322, $310,627, $238,943 for the awards to Mr. Burbank, Mr. Turk, Mr. Brown, Ms. Swan and Mr. Snell, respectively. Because we did not achieve the threshold performance required by our 2013 Performance Share Plan, our named executive officers did not earn any performance share awards for 2013.

(2)	Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, of annual stock option awards. Because the value of stock options is dependent on the future market price of our common stock, there can be no assurance that the reported value will ever be realized by our named executive officers. The assumptions we used to calculate the grant date fair value of these stock options are included in Note 12, Stock Plans and Stock-Based Compensation to our consolidated financial statements included in our 2013 Annual Report on Form 10-K filed with the SEC on March 3, 2014.

(3)	For 2013, represents Company matching contributions to our named executive officers’ 401(k) plan accounts and payment of a $1,775 premium under a life insurance policy for the benefit of Mr. Burbank.

(4)	Mr. Towse joined NxStage as our Chief Financial Officer in July 2013. His annualized base salary for 2013 was $295,000.

(5)	Mr. Brown served as our Chief Financial Officer until July 2013, at which time he fully transitioned to his role as President, NxStage Kidney Care.

(6)	Mr. Snell joined NxStage as our Senior Vice President of Quality, Regulatory and Clinical Affairs in September 2012.

(7)	Represents the second installment of the signing bonus paid pursuant to our employment agreement with Mr. Snell.

2013 GRANTS OF PLAN-BASED AWARDS

The following table reports information about incentive awards granted to our named executive officers in 2013.

		Estimated future payouts under non-equity incentive plan awards ($)[2]			Estimated future payouts under equity incentive plan awards (#)[3]			All other stock awards: Number of shares of stock or units (#)[4]	All other option awards: Number of securities underlying options (#)[5]	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)[6]
Name	Grant date[1]
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey H. Burbank		110,210	220,420	440,840
	3/4/2013				24,913		99,653				274,790
	3/4/2013								189,456	11.03	1,149,998
Matthew W. Towse		36,875	73,750	147,500
	7/15/2013							7,050			99,053
	7/15/2013								69,119	14.05	499,730
Joseph E. Turk, Jr.		38,883	77,765	155,530
	3/4/2013				8,665		34,662				95,575
	3/4/2013								65,897	11.03	399,995
Robert S. Brown		37,209	74,418	148,835
	3/4/2013				8,665		34,662				95,575
	3/4/2013								65,897	11.03	399,995
Winifred L. Swan		36,694	73,388	146,775
	3/4/2013				7,040		28,162				77,651
	3/4/2013								53,542	11.03	325,000
Todd M. Snell		36,250	72,500	145,000
	3/4/2013				5,415		21,663				59,727
	3/4/2013								41,186	11.03	249,999

(1)	Reflects the date upon which options were granted to our named executive officers as well as the date upon which our Compensation Committee approved our 2013 Performance Share Plan.

(2)	Represents potential awards under our 2013 Corporate Bonus Plan. Performance achieved at a level between the applicable targets would result in a proportionate adjustment to the amount of bonus earned, provided that the threshold goal must be achieved in order for any bonus to be earned. Any award earned by Mr. Towse would have been pro-rated based on his July 2013 start date with NxStage. Because we did not achieve the threshold performance required by our 2013 Corporate Bonus Plan, our named executive officers did not earn any awards under the plan. Our 2013 Corporate Bonus Plan is described in the Compensation Discussion & Analysis — Annual Incentive Plan section of this proxy statement.

(3)	Represents potential awards under our 2013 Performance Share Plan. For 2013, potential payouts at threshold also represented most probable or “target” payouts. Performance achieved at a level between the applicable targets would result in a proportionate adjustment to the number of restricted stock units earned, provided that the threshold goal must be achieved in order for any restricted stock units to be earned. Mr. Towse joined NxStage in July 2013 and did not participate in our 2013 Performance Share Plan. Because we did not achieve the threshold performance required by our 2013 Performance Share Plan, our named executive officers did not earn any awards under the plan. Our 2013 Performance Share Plan is described in the Compensation Discussion & Analysis — Long-Term Incentive Plan section of this proxy statement.

(4)	Represents restricted stock units that were granted to Mr. Towse in connection with his appointment as our Chief Financial Officer. These restricted stock units were issued under our 2005 Stock Incentive Plan. Additional information about these restricted stock units is provided in the Outstanding Equity Awards At 2013 Fiscal Year-End table below.

(5)	Represents annual stock option grants issued under our 2005 Stock Incentive Plan. Additional information about these stock options is provided in the Outstanding Equity Awards At 2013 Fiscal Year-End table below.

(6)	Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, of performance shares, assuming achievement of most probable or “target” performance conditions, stock options and restricted stock units, as applicable.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock units that have not vested, stock options that have not been exercised and unearned performance shares for each of our named executive officers outstanding as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested[1] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[1] ($)
Jeffrey H. Burbank	1/20/2005	73,120			6.84	1/20/2015
	12/7/2007	120,000			14.44	12/7/2014
	3/27/2008	206,500			4.54	3/26/2015
	3/5/2009	206,500			2.11	3/4/2016
	3/3/2010	116,154	7,746	(2)	9.96	3/2/2017
	5/27/2011	27,036	14,828	(2)	18.59	5/26/2018
	3/9/2012	18,706	24,053	(2)	18.48	3/8/2019
	3/9/2012						8,404	(3)	84,040
	3/4/2013	35,522	153,934	(2)	11.03	3/3/2023
	3/4/2013						20,214	(3)	202,140
	3/4/2013									24,913	(4)	249,130
Matthew W. Towse	7/15/2013		69,119	(5)	14.05	7/14/2023
	7/15/2013						7,050	(6)	70,500
Joseph E. Turk, Jr.	1/20/2005	19,800			6.84	1/20/2015
	12/7/2007	80,000			14.44	12/7/2014
	3/27/2008	9,513			4.54	3/26/2015
	3/5/2009	10,161			2.11	3/4/2016
	3/3/2010	41,624	2,776	(2)	9.96	3/2/2017
	5/27/2011	9,831	5,392	(2)	18.59	5/26/2018
	3/9/2012	6,802	8,747	(2)	18.48	3/8/2019
	3/9/2012						3,056	(3)	30,560
	3/4/2013	12,355	53,542	(2)	11.03	3/3/2023
	3/4/2013						7,350	(3)	73,500
	3/4/2013									8,665	(4)	86,650
Robert S. Brown	12/7/2007	35,000			14.44	12/7/2014
	3/27/2008	45,370			4.54	3/26/2015
	3/5/2009	10,825			2.11	3/4/2016
	3/3/2010	41,624	2,776	(2)	9.96	3/2/2017
	5/27/2011	9,831	5,392	(2)	18.59	5/26/2018
	3/9/2012	6,802	8,747	(2)	18.48	3/8/2019
	3/9/2012						3,056	(3)	30,560
	3/4/2013	12,355	53,542	(2)	11.03	3/3/2023
	3/4/2013						7,350	(3)	73,500
	3/4/2013									8,665	(4)	86,650
Winifred L. Swan	1/20/2005	10,968			6.84	1/20/2015
	12/7/2007	50,000			14.44	12/7/2014
	3/27/2008	4,721			4.54	3/26/2015
	3/5/2009	6,175			2.11	3/4/2016
	3/3/2010	29,624	2,776	(2)	9.96	3/2/2017
	5/27/2011	9,831	5,392	(2)	18.59	5/26/2018
	3/9/2012	6,802	8,747	(2)	18.48	3/8/2019
	3/9/2012						3,056	(3)	30,560
	3/4/2013	10,038	43,504	(2)	11.03	3/3/2023
	3/4/2013						7,350	(3)	73,500
	3/4/2013									7,040	(4)	70,400

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested[1] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[1] ($)
Todd M. Snell	9/10/2012	6,827	15,021	(5)	13.34	9/9/2019
	9/10/2012						4,525	(7)	45,250
	3/4/2013	7,722	33,464	(2)	11.03	3/3/2023
	3/4/2013									5,415	(4)	54,150

(1)	Based on a stock price of $10 per share, the closing price of our common stock on December 31, 2013.

(2)	These stock options become exercisable in 48 equal monthly installments, with the first vesting occurring one month after the grant date.

(3)	These restricted stock units vest in three equal annual installments, with the first vesting occurring on the grant date. The restricted stock units issued in 2012 and 2013 were earned under our 2011 Performance Share Plan and 2012 Performance Share Plan, respectively.

(4)	Reflects the target number of restricted stock units that could have been earned under our 2013 Performance Share Plan. Because the applicable performance targets were not achieved during 2013, no restricted stock units were issued.

(5)	This stock option becomes exercisable as to 25% of the underlying shares on the first anniversary of the grant date and, with respect to the remaining shares, becomes exercisable in 36 equal monthly installments thereafter.

(6)	This restricted stock unit vests 10%, 20%, 30% and 40% on the first, second, third and fourth anniversaries, respectively, of the grant date.

(7)	This restricted stock unit vests in 12 equal quarterly installments, with the first vesting occurring three months after the grant date.

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock units during 2013 for each of our named executive officers.

2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jeffrey H. Burbank	80,803	436,954	28,550	(2)	341,260
Matthew W. Towse	—	—	—		—
Joseph E. Turk, Jr..	23,411	115,920	10,078	(2)	111,136
Robert S. Brown	150,905	775,051	11,751	(2)	129,622
Winifred L. Swan	2,997	13,127	6,731	(3)	74,592
Todd M. Snell	—	—	2,586	(4)	30,517

(1)	Represents the difference on the date of exercise between the closing price of our common stock and the stock option’s exercise price.

(2)	Represents the annual vesting of restricted stock units that were granted following the achievement of financial performance targets in accordance with the terms of our Performance Share Plans for 2009, 2011 and 2012.

(3)	Represents the annual vesting of restricted stock units that were granted following the achievement of financial performance targets in accordance with the terms of our Performance Share Plans for 2011 and 2012.

(4)	Represents vesting of restricted stock units that were granted in connection with Mr. Snell’s appointment as our Senior Vice President of Quality, Regulatory and Clinical Affairs in September 2012.

Potential Payments Upon Termination or Change in Control

Our employment agreements with our named executive officers provide them with certain rights following termination of their employment. If we terminate a named executive officer’s employment without cause or he or she resigns for good reason other than in connection with a change in control, as such terms are defined in the applicable employment agreement, then the named executive officer will be entitled to receive:

•

severance payments in an amount equal to (1) in the case of Mr. Burbank, his then-current base salary, which will be paid over the 12 months following termination of his employment, or (2) in the case of any other named executive officer, half his or her then-current base salary, which will be paid over the 6 months following termination of his or her employment;

•	continued medical coverage for (1) in the case of Mr. Burbank, 12 months or (2) in the case of any other named executive officer, 6 months; and

•

continued vesting in all stock options and stock awards held at the time of employment termination for (1) in the case of Mr. Burbank, 12 months, or (2) in the case of any other named executive officer, 6 months. Each named executive officer will have a period of 90 days following the expiration of the applicable vesting period to exercise stock options.

If we terminate a named executive officer’s employment without cause either (1) following a change in control or (2) at any time during the three months prior to an announcement of a change in control, and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if the named executive officer resigns for good reason within 12 months following a change in control, then the named executive officer will be entitled to:

•

a lump sum severance payment equal to (1) in the case of Mr. Burbank, two times his then-current base salary and two times the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year, (2) in the case of Ms. Swan, 1.25 times her then-current base salary and 1.25 times the greater of her annual bonus for the fiscal year preceding her termination or her target bonus for the then-current fiscal year, or (3) in the case of any other named executive officer, his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continued medical coverage for (1) in the case of Mr. Burbank, 24 months, (2) in the case of Ms. Swan, 15 months, or (3) in the case of any other named executive officer, 12 months;

•	full vesting and acceleration of stock options and stock awards held at the time his or her employment is terminated and a period of 90 days to exercise stock options; and

•

in the case of Messrs. Burbank, Turk and Brown and Ms. Swan, a gross-up amount on benefits received under the agreement to compensate for any excise taxes and associated penalties imposed by Section 4999 of the Code.

Each of our named executive officers has signed agreements providing for the protection of our confidential information and the transfer of ownership rights to intellectual property developed by such named executive officer while he or she was employed by us. If the named executive officer fails to comply with the provisions of our proprietary information agreement, the payments and benefits described above will cease.

If a named executive officer terminates employment with us voluntarily, other than for good reason, if we terminate a named executive officer’s employment as a result of physical or mental disability or for cause, each as defined in the named executive officer’s agreement, or if a named executive officer dies, the named executive officer will receive compensation and benefits through the last day of employment.

The following table summarizes the potential payments to each named executive officer under various termination events, in accordance with the terms of their employment agreements described above. The amounts shown below assume that the termination of each named executive officer was effective as of December 31, 2013. Actual amounts payable upon the termination of any named executive officer can only be determined definitively at the time of actual departure.

Name	Severance Benefit	Termination Without Cause or Resignation for Good reason ($)	Termination
Without Cause
Three Months Prior to
Change in Control;
Termination
Without Cause
at Any Time After a
Change in Control;
Resignation for
Good reason
During the 12 Months
Following a Change
in Control
			($)

Jeffrey H. Burbank	Severance Payments	440,840	1,477,676
	Healthcare Benefits[1]	13,825	27,650
	Market Value of Stock Vesting on Termination[2]	185,110	286,180
	Tax Gross Up		48,845
	Total	639,775	1,840,351
Matthew W. Towse	Severance Payments	147,500	442,500
	Healthcare Benefits[1]	6,912	13,825
	Market Value of Stock Vesting on Termination[2]		70,500
	Total	154,413	526,825
Joseph E. Turk, Jr.	Severance Payments	155,530	466,590
	Healthcare Benefits[1]	6,912	13,825
	Market Value of Stock Vesting on Termination[2]	67,421	104,171
	Tax Gross Up
	Total	229,864	584,586
Robert S. Brown	Severance Payments	148,835	446,505
	Healthcare Benefits[1]	6,912	13,825
	Market Value of Stock Vesting on Termination[2]	67,421	104,171
	Tax Gross Up
	Total	223,169	564,501
Winifred L. Swan	Severance Payments	146,775	550,406
	Healthcare Benefits[1]	6,912	17,281
	Market Value of Stock Vesting on Termination[2]	67,421	104,171
	Tax Gross Up
	Total	221,109	671,858
Todd M. Snell	Severance Payments	145,000	435,000
	Healthcare Benefits[1]	6,912	13,825
	Market Value of Stock Vesting on Termination[2]	12,920	45,250
	Total	164,833	494,075

(1)	This value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2013 and is valued at the premiums in effect on December 31, 2013.

(2)	Based on a stock price of $10 per share, the closing price of our common stock on December 31, 2013.

Director Compensation

Non-employee directors are compensated pursuant to the terms of our Board-approved director compensation policy. We do not compensate directors who are also employees for their services as directors.

Each director receives an annual retainer of $40,000, to be paid quarterly, and an annual award of immediately exercisable options with a grant date fair value of $126,000, which grant is pro-rated based on the date the director joins our Board. Directors are also entitled to receive the following additional annual retainers:

Additional Annual Retainers for Board Service
	Committee Chair			Committee Member*
Board Chair	Audit	Compensation	Nominating and Corporate Governance	Audit	Compensation	Nominating and Corporate Governance
$35,000	$20,000	$10,000	$7,000	$10,000	$5,000	$5,000

*	Not paid to committee chairs.

To the extent that our Board creates ad-hoc committees in addition to the standing committees identified above, directors will also be entitled to receive $500 per meeting of those committees. Reflective of our desire to conserve cash, our director compensation policy also sets forth procedures by which directors may elect to receive shares of our common stock in lieu of their cash compensation. Such shares are granted on the last business day of any calendar quarter during which such cash compensation is due, and are valued at the closing price of our common stock on the grant date.

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2013.

2013 DIRECTOR COMPENSATION

	Fees Earned or Paid In Cash ($)		Option Awards ($)[7]		Total ($)
Philippe O. Chambon	14,753	(1)			14,753
Robert G. Funari	69,321	(2)	166,935	(9)	236,256
Daniel A. Giannini	60,000		125,916	(8)	185,916
Nancy J. Ham	7,083	(3)			7,083
Earl R. Lewis	45,000	(4)	125,916	(8)	170,916
Jean K. Mixer	46,758		125,916	(8)	172,674
Craig W. Moore	55,495		125,916	(8)	181,411
Reid S. Perper	52,253		125,916	(8)	178,169
Jay W. Shreiner	25,505	(5)	115,830	(10)	141,335
Barry M. Straube	45,000		125,916	(8)	170,916
David S. Utterberg	333	(6)			333

(1)	For 2013, Dr. Chambon continued to waive any additional compensation for his service as Board Chair. In accordance with our director compensation policy, Dr. Chambon elected to receive shares of our common stock in lieu of the director fees he earned in 2013. Pursuant to this election, we issued Dr. Chambon (a) 1,041 shares on March 29, 2013 having a market value of $11.28 per share and (b) 210 shares on June 28, 2013 having a market value of $14.28 per share. Dr. Chambon resigned from our Board on April 23, 2013.

(2)	Mr. Funari was appointed to our Board on January 22, 2013.

(3)	Ms. Ham resigned from our Board on February 20, 2013.

(4)	In accordance with our director compensation policy, Mr. Lewis received $17,750 of his 2013 director fees in cash and elected to receive shares of our common stock in lieu of the remainder of the director fees he earned in 2013. Pursuant to this election, we issued Mr. Lewis (a) 332 shares on June 28, 2013 having a market value of $14.28 per share, (b) 854 shares on September 30, 2013 having a market value of $13.16 per share and (c) 1,125 shares on December 31, 2013 having a market value of $10 per share.

(5)	Mr. Shreiner was appointed to our Board on June 20, 2013.

(6)	In accordance with our director compensation policy, Mr. Utterberg elected to receive shares of our common stock in lieu of the director fees he earned in 2013. Pursuant to this election, we issued Mr. Utterberg 29 shares on March 29, 2013 having a market value of $11.28 per share. Mr. Utterberg resigned from our Board on January 3, 2013.

(7)	Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, of stock options awarded in accordance with our director compensation policy described above. Because the value of stock options is dependent on the future market price of our common stock, there can be no assurance that the reported value will ever be realized by our directors. The assumptions we used to calculate the grant date fair value of these stock options are included in Note 12, Stock Plans and Stock-Based Compensation to our consolidated financial statements included in our 2013 Annual Report on Form 10-K filed with the SEC on March 3, 2014.

The following table shows the aggregate number of shares of our common stock subject to outstanding stock options for each non-employee director as of December 31, 2013.

Name	Shares Subject to Stock Options
Philippe O. Chambon	57,272
Robert G. Funari	25,369
Daniel A. Giannini	75,468
Nancy J. Ham
Earl R. Lewis	61,468
Jean K. Mixer	29,775
Craig W. Moore	75,468
Reid S. Perper	61,468
Jay W. Shreiner	16,063
Barry M. Straube	46,012
David S. Utterberg	43,272

(8)	Represents an immediately exercisable stock option to purchase 18,196 shares of our common stock at an exercise price of $13.60 per share granted on May 23, 2013, the date of our 2013 annual meeting of stockholders, with a grant date fair value of $125,916.

(9)	Represents (a) an immediately exercisable stock option to purchase 18,196 shares of our common stock at an exercise price of $13.60 per share granted on May 23, 2013, the date of our 2013 annual meeting of stockholders, with a grant date fair value of $125,916 and (b) an immediately exercisable stock option to purchase 7,173 shares of our common stock at an exercise price of $11.27 per share granted on January 22, 2013, the date Mr. Funari was appointed to our Board, with a grant date fair value of $41,019.

(10)	Represents an immediately exercisable stock option to purchase 16,063 shares of our common stock at an exercise price of $14.12 per share granted on June 20, 2013, the date Mr. Shreiner was appointed to our Board, with a grant date fair value of $115,830.

Securities Authorized for Issuance Under Our Equity Compensation Plan

The following table provides aggregate information about our equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights[2]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[3]
Equity compensation plans approved by security holders	6,010,698	$10.73	1,268,649

(1)	Consists of 4,825,880 stock options, 734,221 unvested restricted stock units and 450,597 unearned performance shares (assuming achievement of the highest performance conditions).

(2)	The weighted-average exercise price includes all outstanding stock options, but does not include restricted stock units or performance shares which do not have an exercise price. If the restricted stock units and performance shares were included in this calculation, the weighted average exercise price would be $8.61.

(3)	Consists of 1,104,044 shares of common stock available for future issuance under our 2005 Stock Incentive Plan and 164,605 shares available for future issuance under our 2005 Employee Stock Purchase Plan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2013 our executive officers, directors and beneficial holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you without charge if you write or call Investor Relations, NxStage Medical, Inc., 350 Merrimack Street, Lawrence, Massachusetts 01843, (978) 687-4700. If you want to receive separate copies of our proxy statement and annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for the 2015 Annual Meeting

Proposals that a stockholder intends to present at our 2015 annual meeting of stockholders and wishes to be considered for inclusion in our proxy statement and form of proxy for that meeting must be received by us no later than December 24, 2014. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals that a stockholder intends to present at our 2015 annual meeting of stockholders, but does not wish to be included in our proxy statement and form of proxy for that meeting, as well as any director nominations, must be received by us not earlier than the close of business on January 22, 2015 and not later than the close of business on February 20, 2015. All such proposals and director nominations must comply with the advance notice provisions of our by-laws.

Notice of any stockholder proposals and director nominations must be in writing and mailed to NxStage Medical, Inc., 350 Merrimack Street, Lawrence, MA, 01843, Attention: Winifred L. Swan, Secretary.

APPENDIX A
PROPOSAL 4

AMENDMENT TO AMENDED AND RESTATED BY-LAWS

Section 1.9 of NxStage’s Amended and Restated By-laws shall be amended as follows, with deletions indicated by strike-throughs and additions indicated by underlining:

1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority in voting power of the shares of stock of that class present or represented and voting on such matter), except when a different vote is required by law, the Certificate of Incorporation or these By-laws. When a quorum is present at any meeting, ~~any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election~~ a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If an incumbent director fails to receive the number of votes required for reelection, such director shall promptly tender his or her offer of resignation to the Chairman of the Board for consideration by the Board of Directors. The Board of Directors (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept the director’s resignation, taking into account such factors as it deems relevant. Such factors may include, without limitation, the stated reason or reasons why stockholders voted against such director’s reelection, the qualifications of the director, and whether accepting the resignation would cause the corporation to fail to comply with any applicable listing standards or would violate state law. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission.

A-1

APPENDIX B

PROPOSAL 5

NxSTAGE MEDICAL, INC.

2014 OMNIBUS INCENTIVE PLAN

NxStage Medical, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2014 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its Employees and customers, and (b) provide a means of obtaining, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulations Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i), and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 17.3.

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting, or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. The Grantee shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Grantee’s resignation, that discharge for Cause was warranted. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.9 “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all common stock, par value $0.001 per share, of the Company.

2.10 “Change in Control” means the occurrence of any of the following:

(a) the acquisition by an individual, entity, or group (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) (“Acquirer”) of beneficial ownership of any Capital Stock of the Company if, after such acquisition, such Acquirer beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of either (i) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), each as determined on a Fully Diluted Basis; provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company or (B) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (i) and (ii) of Section 2.10(c);

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the Effective Date of this Plan or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(c) the consummation of a merger, consolidation, reorganization, recapitalization, or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (ii) no Acquirer (excluding any employee benefit plan (or related trust)

maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

2.11 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.13 “Company” means NxStage Medical, Inc., and its successors.

2.14 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.15 “Designated Officer” means the Company’s Chief Executive Officer or other Company officer designated by the Committee to make certain Awards under the Plan.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards, or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.17 “Effective Date” means May     , 2014, subject to approval of the Plan by the Company’s stockholders on such date, the Plan having been approved by the Board on April 9, 2014.

2.18 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.20 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any grant date as follows:

(a) If on such grant date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such grant date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such grant date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, further, that for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.21 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.22 “Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion, or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination

2.23 “Good Reason” means any significant diminution in the Grantee’s title, authority, or responsibilities from and after a Reorganization or Change in Control, as the case may be, or any reduction in the annual cash compensation payable to the Grantee from and after a Reorganization or Change in Control, as the case may be, or the relocation of the place of business at which the Grantee is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization or Change in Control.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.28 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.29 “Other Agreement” shall have the meaning set forth in Section 15.

2.30 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share.

2.31 “Outside Director” means a member of the Board who is not an Employee.

2.32 “Parachute Payment” shall have the meaning set forth in Section 15.

2.33 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.34 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

2.35 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.36 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.37 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.38 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.39 “Plan” means this NxStage Medical Inc. 2014 Omnibus Incentive Plan, as amended from time to time.

2.40 “Prior Plan” means the Company’s 2005 Stock Incentive Plan, as amended.

2.41 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.42 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.43 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.44 “SAR Price” shall have the meaning set forth in Section 9.1.

2.45 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.46 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.47 “Service Provider” means an Employee or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate currently providing services to the Company or an Affiliate.

2.48 “Stock” means the common stock, $0.001 par value per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.49 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.50 “Stock Exchange” means the NASDAQ Stock Market or another established national or regional stock exchange.

2.51 “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10. A Stock Unit may also be referred to as a restricted stock unit.

2.52 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests, or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.53 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.54 “Ten Percent Stockholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall apply.

2.55 “Unrestricted Stock” shall have the meaning set forth in Section 11.1.

2.56 “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

3.	ADMINISTRATION OF THE PLAN

3.1	Committee.

3.1.1	Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws, the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2	Composition of Committee.

The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on the NASDAQ Stock Market, an “independent director” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules; provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on the NASDAQ Stock Market, the rules of such Stock Exchange.

3.1.4	Designated Officer.

The Committee may delegate to the Designated Officer the power and authority to grant Awards under the Plan to non-executive Employees who are eligible for Awards under Section 6.1; provided, that the Designated Officer shall not grant Awards covering shares of Stock in excess of the aggregate maximum number of shares of Stock specified by the Committee for such purpose at the time of delegation to the Designated Officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan).

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Committee or any determination to be made by the Committee, such action may be taken or such determination may be made by the Designated Officer in connection with Awards made pursuant to this Section 3.1.4 if the Committee has delegated the power and authority to do so to such Designated Officer. Unless otherwise expressly determined by the Committee, the Designated Officer shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement made pursuant to this Section 3.1.4, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Designated Officer shall be final, binding, and conclusive whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

3.2	Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3	Terms of Awards.

3.3.1	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided, that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, an Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2	Forfeiture; Recoupment.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or (b) any law, rule, or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, or regulation.

3.4	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities, or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current stock price in exchange for cash or other securities.

3.5	Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided, that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” occurs as defined under Code Section 409A.

3.6	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.

3.7	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1	Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 17, the maximum number of shares of Stock available for issuance under the Plan shall be equal to the sum of (x) five million six hundred thousand (5,600,000) shares of Stock plus (y) the number of shares of Stock available for future awards under the Prior Plan as of the Effective Date plus (z) the number of shares of Stock related to awards outstanding under the Prior Plan as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3	Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the grant date.

(b) Any shares of Stock, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, that are subject to an Award other than an Award of Options or SARs shall be counted against the share issuance limit set forth in Section 4.1 as 1.62 shares for every one (1) share of Stock subject to such Award. Any shares of Stock that are subject to an Award of Options shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award. The number of shares of Stock subject to an Award of SARs shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise thereof. The number of shares issuable under a Performance Share grant that are counted against the share issuance limit set forth in Section 4.1 as of the grant date shall be adjusted, as necessary, to equal the actual number of shares issued upon settlement of the Performance Shares.

(c) Notwithstanding anything to the contrary in Section 4.1, any shares of Stock related to Awards under the Plan or the Prior Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1; provided, that any shares covered by an award granted under the Prior Plan shall again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in the Prior Plan.

(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option or SAR or in connection with the Company’s tax withholding obligations upon exercise of an Option or SAR or (ii) purchased by the Company with proceeds from Option exercises. With respect to Awards that are not Options or SARs, shares of Stock tendered, withheld or subject to an Award surrendered in connection with the purchase of shares of Stock or in connection with the Company’s tax withholding obligations shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1; provided, that any shares covered by an award granted under the Prior Plan shall again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in the Prior Plan.

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1	Effective Date.

The Plan is effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2	Term.

The Plan shall terminate automatically on the day preceding the tenth (10th) anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3	Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the Grantee’s rights under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed); provided, that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s stockholders.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6.1 is one million (1,000,000) shares;

(b) the maximum number of shares of Stock that may be granted under the Plan pursuant to Awards, other than pursuant to Options or SARs, that are Stock-denominated and are either Stock- or cash-settled in a calendar year to any person eligible for an Award under Section 6.1 is one million (1,000,000) shares; and

(c) the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of twelve (12) months or less to any person eligible for an Award shall be three million dollars ($3,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of greater than twelve (12) months to any person eligible for an Award shall be five million dollars ($5,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3	Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original grant date; provided, that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the grant date; provided, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the grant date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2	Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided, that no Option shall be granted to individuals who are entitled to overtime under applicable state or federal laws that will vest or be exercisable within a six (6)-month period starting on the grant date.

8.3	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the grant date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its grant date; provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom, with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the grant date of such Option as the Committee shall determine.

8.4	Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6	Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company, or its designee or agent, of notice of exercise on any business day, at the Company’s principal office, or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8	Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10	Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the grant date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the grant date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the grant date of such SAR.

9.2	Other Terms.

The Committee shall determine, on the grant date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the grant date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4	Transferability of SARs.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock and Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3	Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the grant date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee; provided, that such share certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5	Rights of Holders of Stock Units.

10.5.1	Voting and Dividend Rights.

Grantees of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the Grantee of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Dividends paid on Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such dividend payments. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such cash payments.

10.5.2	Creditor’s Rights.

A Grantee of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Stock Units.

10.7	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units. Such purchase price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8	Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1	Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2	Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the grant date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2	Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4	Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided, that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the Grantee of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award; provided, that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1	Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to an individual eligible for an Award under Section 6.1 in such amounts and upon such terms as the Committee shall determine.

14.2	Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3	Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4	Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided, that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

14.5	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6	Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1	Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2	Timing for Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Award and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3	Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4	Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a) net earnings, net income or net loss;

(b) operating earnings;

(c) pretax earnings or operating loss;

(d) earnings per share;

(e) share price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation, and/or amortization;

(h) earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation, and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	gain or loss related to investments;

•	sales and use tax settlement;

•	gain or loss on non-monetary transaction; and

•	litigation, casualty and similar gains or losses.

(i) sales or revenue or growth in sales or revenue, whether in general, by type of product or service, or by type of customer;

(j) gross or operating margins;

(k) return measures, including return on assets, capital, investment, equity, sales, or revenue;

(l) cash flow, including:

•	operating cash flow;

•	free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity; and

•	cash flow return on investment;

(m) productivity ratios;

(n) asset, expense, capital expenditure or cash targets;

(o) market or market segment share or penetration;

(p) financial ratios, including as provided in credit agreements of the Company and its subsidiaries;

(q) working capital targets;

(r) completion of acquisitions of businesses or companies, joint ventures or other strategic alliances;

(s) completion of divestitures and asset sales, spin-offs, split-ups or similar transactions;

(t) customer or patient acquisition, expansion, retention or satisfaction;

(u) results of studies or trials;

(v) submitting regulatory filings;

(w) receipt of regulatory approvals or market authorizations or clearances;

(x) entering into contractual arrangements;

(y) meeting contractual requirements;

(z) achieving contractual milestones;

(aa) regulatory body approval for commercialization of a product;

(bb) implementation or completion of critical projects;

(cc) product development achievements;

(dd) licensing activities;

(ee) manufacturing efficiency;

(ff) manufacturing capacity;

(gg) production goals;

(hh) production volume levels;

(ii) production quality metrics;

(ii) site development;

(kk) plant, building, or facility development;

(ll) results of plant, building or facility inspections;

(mm) agency ratings;

(nn) reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing;

(oo) quality of patient care or clinical outcomes; and

(pp) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate, or any combination thereof, or (iii) any one or more business units, operating segments or geographic areas of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate, (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate, and (c) may be measured based on absolute numbers or rates of growth or reduction in the applicable measure. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) tax valuation allowance reversals; (i) impairment expense; and (j) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6	Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7	Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval; provided, that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7	Status of Awards under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

Notwithstanding anything to the contrary contained in this Section 15, to the extent that the Grantee and the Company or an Affiliate have entered into any Other Agreement or Benefit Arrangement that expressly addresses Code Section 280G or Code Section 4999 and that provides for more favorable terms than set forth in this Section 15, the terms of such agreement, contract, understanding, plan, or other arrangement shall apply to such Grantee and shall supersede the application of this Section 15.

16.	REQUIREMENTS OF LAW

16.1	General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued, or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in Capital Stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the

Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2	Reorganization in which the Company is the Surviving Entity which does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 17.2, other Awards shall be adjusted (including, in the case of Performance-Based Awards, any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to such Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3	Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights, or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) In each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two (2) actions shall be taken:

(i) fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, which exercise shall be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Awards shall be treated as though target performance has been achieved. If at least half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Section 17.3(b), such Awards shall be settled under the applicable provision of Section 17.3(a).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4	Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights, or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

(a) In each case with the exception of Performance-Based Awards, the vesting schedule of all outstanding Awards shall be accelerated in part so that one-half of the number of shares of Stock that would otherwise have first become vested, earned, issuable, exercisable or free of restrictions, as applicable, on any date after the date of the Change in Control shall immediately become vested, earned, issuable, exercisable or free of restrictions, as applicable. Subject to the following sentence, the remaining one-half of such number of shares of Stock shall continue to become vested, earned, issuable, exercisable or free of restrictions, as applicable, in accordance with the original schedule set forth in the applicable Award Agreement. In addition, each such Award shall immediately become vested, earned, issuable, exercisable or free of restrictions, as applicable, if, on or prior to the first anniversary of the date of the consummation of the Change in Control, the Grantee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Grantee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(b) For Performance-Based Awards, half of such Awards shall be treated as though target performance has been achieved and the remaining half of such Awards shall be treated in accordance with actual performance achieved at the end of the applicable Performance Period; provided, that all of such Awards shall be treated in accordance with actual performance achieved at the end of the applicable Performance Period if such treatment would provide the Grantee with greater value; provided further, that if, on or prior to the first anniversary of the date of the consummation of the Change in Control, the Grantee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Grantee or is terminated without

Cause by the Company or the acquiring or succeeding corporation, and such termination is effective before the end of the applicable Performance Period, then all of such Grantee’s Performance-Based Awards shall be treated as though target performance has been achieved or in accordance with actual performance achieved at the end of the applicable Performance Period, whichever provides the Grantee with greater value. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, such Performance-Based Awards shall be treated as though target performance has been achieved.

17.5	Adjustments.

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement on the grant date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1,17.2,17.3, and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

17.6	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determines desirable.

18.3	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock. Notwithstanding Section 2.20 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale. In such case, the percentage of shares of Stock withheld shall equal the applicable minimum withholding rate.

18.4	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5	Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10	Authorization of Sub-Plans.

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

18.11	Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

18.12	Limitation of Liability.

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Board, nor any person acting on behalf of the Company, any Affiliate, or the Board, will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that this Section 18.12 shall not affect any of the rights or obligations set forth in any employment, consulting or similar agreement between the Grantee and the Company or any Affiliate.

* * *

To record adoption of the Plan by the Board on April 9, 2014, and approval of the Plan by the stockholders as of May     , 2014, the Company has caused its authorized officer to execute the Plan.

NxSTAGE MEDICAL, INC.

By:
Name:
Title:

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2014.

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	+

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Jeffrey H. Burbank	☐	☐	02 - Robert G. Funari	☐	☐	03 - Daniel A. Giannini	☐	☐

04 - Earl R. Lewis	☐	☐	05 - Jean K. Mixer	☐	☐	06 - Craig W. Moore	☐	☐

07 - Reid S. Perper	☐	☐	08 - Barry M. Straube	☐	☐	09 - Jay W. Shreiner	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Advisory vote on our named executive officers’ compensation.	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.	☐	☐	☐

4. Approval of by-law amendment to adopt majority voting standard in uncontested director elections.	☐	☐	☐	5. Approval of 2014 Omnibus Incentive Plan and §162(m) material terms for payment.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments or postponements thereof. Joint owners should each sign personally. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01TOZA

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If you consent to receive NxStage’s future proxy materials electronically, your consent will remain in effect unless you revoke your consent by logging into Investor Centre at www.computershare.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

YOU MAY ACCESS THE NxSTAGE MEDICAL, INC. ANNUAL REPORT AND PROXY STATEMENT AT:

http://ir.nxstage.com/annual-proxy.cfm

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — NxStage Medical, Inc.	+
ANNUAL MEETING OF STOCKHOLDERS 10:00 A.M. THURSDAY, MAY 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Matthew W. Towse and Winifred L. Swan, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the 2014 Annual Meeting of Stockholders of NxStage Medical, Inc. to be held on Thursday, May 22, 2014 at 10:00 a.m., Eastern Time, at the Lanam Club, 260 North Main Street, Andover, Massachusetts 01810, and at any adjournments or postponements thereof, and to vote all shares of common stock held of record that those signing on the reverse side could vote, with all the powers those signing on the reverse side would possess if personally present at such meeting, as indicated upon all matters referred to on the reverse side and described in the proxy statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS NUMBER 2, 3, 4 AND 5.

UNLESS YOU INTEND TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+